Exhibit 99.1

COMBINED FINANCIAL STATEMENTS The HHI Group For the nine months ended September 29, 2012 and the fiscal years ended December 31, 2011 and January 1, 2011 With Report of Independent Auditors

The HHI Group

Combined Financial Statements

Contents

Report of Independent Auditors	1

For the nine months ended September 29, 2012:

Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Comprehensive Income	4
Combined Statement of Cash Flows	5
Combined Statement of Changes in Business Equity	6
Notes to Combined Financial Statements	7

For the fiscal years ended December 31, 2011 and January 1, 2011:

Combined Balance Sheets	42
Combined Statements of Operations	43
Combined Statements of Comprehensive Income	44
Combined Statements of Cash Flows	45
Combined Statements of Changes in Business Equity	46
Notes to Combined Financial Statements	47

Report of Independent Auditors

To the Management of

Stanley Black & Decker, Inc.:

We have audited the accompanying combined balance sheets of HHI Group (representing the combined operations of the Stanley National Hardware business, the Black & Decker Hardware and Home Improvement business, and the Tong Lung Metal Industry Co. business, which are all comprised of majority owned subsidiaries of Stanley Black & Decker Inc.) (the “Company”) as of September 29, 2012, December 31, 2011 and January 1, 2011 and the related combined statements of operations, comprehensive income, changes in business equity, and cash flows for the nine-month period ended September 29, 2012 and each of the two fiscal years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of HHI Group at September 29, 2012, December 31, 2011 and January 1, 2011 and the combined results of its operations and its cash flows for the nine-month period ended September 29, 2012 and each of the two fiscal years in the period ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

                                /s/ Ernst & Young, LLP

Hartford, Connecticut

March 4, 2013

The HHI Group

Combined Balance Sheet

September 29, 2012
(In Millions)
Assets
Current assets:
Cash and cash equivalents	$46.0
Accounts receivable, net	127.2
Current portion of affiliate notes receivable	17.7
Inventories, net	198.9
Prepaid expenses	4.1
Deferred taxes	21.6
Other current assets	7.0

Total current assets	422.5
Property, plant and equipment, net	167.0
Goodwill	653.6
Customer relationships, net	52.0
Trade names, net	104.7
Patents and technology, net	17.6
Long-term affiliate notes receivable	15.8
Other assets	9.6

Total assets	$1,442.8

Liabilities and business equity
Current liabilities:
Short-term borrowings	$29.3
Accounts payable	139.3
Current portion of affiliate debt	100.4
Accrued expenses	58.4

Total current liabilities	327.4

Long-term affiliate debt	86.8
Deferred taxes	48.9
Post-retirement benefits	36.9
Other liabilities	62.2

Commitments and contingencies (Notes Q and R)

Business equity:
Parent Company’s net investment and accumulated earnings	815.0
Accumulated other comprehensive income	50.8

Parent Company’s net investment and accumulated earnings and accumulated other comprehensive income	865.8
Non-controlling interest	14.8

Total business equity	880.6

Total liabilities and business equity	$1,442.8

See Notes to Combined Financial Statements.

The HHI Group

Combined Statement of Operations

Nine months ended September 29, 2012
(In Millions)
Net sales:
Trade	$732.0
Affiliate	30.0

Total net sales	762.0

Costs and expenses:
Cost of sales – trade	485.6
Cost of sales – affiliate	28.8
Selling, general and administrative	138.5
Provision for doubtful accounts	0.1
Other affiliate income	(0.8)
Other – net	21.5
Restructuring charges	2.6
Interest expense – affiliate, net	25.4
Interest income – trade, net	(0.4)

Total costs and expenses	701.3

Earnings before income taxes	60.7
Income taxes	18.7

Net earnings	42.0
Net earnings attributable to non-controlling interests	(0.6)

Net earnings attributable to Parent Company	$41.4

See Notes to Combined Financial Statements.

The HHI Group

Combined Statement of Comprehensive Income

Nine months ended September 29,
2012
(In Millions)
Net earnings attributable to Parent Company	$41.4
Other comprehensive income (loss)
Currency translation adjustment and other	27.9
Pension, net of tax	(1.4)

Total other comprehensive income	26.5

Comprehensive income attributable to Parent Company	$67.9

See Notes to Combined Financial Statements.

The HHI Group

Combined Statement of Cash Flows

Nine months ended September 29,
2012
(In Millions)
Operating activities
Net earnings	$42.0
Net earnings attributable to non-controlling interests	(0.6)

Net earnings attributable to Parent Company	41.4
Adjustments to reconcile net earnings attributable to Parent Company to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	18.3
Amortization of intangibles	13.6
Inventory step-up amortization	0.3
Stock-based compensation expense	1.1
Provision for doubtful accounts	0.1
Deferred taxes	(2.5)
Changes in operating assets and liabilities:
Accounts receivable	(11.1)
Inventories	(10.9)
Accounts payable	10.3
Prepaid expenses and other current assets	1.7
Other assets	(1.3)
Accrued expenses and other liabilities	40.0

Net cash provided by operating activities	101.0

Investing activities
Capital expenditures	(8.6)

Net cash used in investing activities	(8.6)

Financing activities
Cash received from Parent	596.5
Cash remitted to Parent	(644.3)
Short-term borrowings, net	9.2
Repayments on affiliate debt	(53.4)

Net cash used in financing activities	(92.0)
Effect of exchange rate changes on cash	0.8

Increase in cash and cash equivalents	1.2
Cash and cash equivalents, beginning of period	44.8

Cash and cash equivalents, end of period	$46.0

See Notes to Combined Financial Statements.

The HHI Group

Combined Statement of Changes in Business Equity

For the nine months ended September 29, 2012

(In Millions)

	Parent Company’s Net Investment and Accumulated Earnings	Accumulated Other Comprehensive Income	Non- Controlling Interest	Total Business Equity
Balance at December 31, 2011	$514.5	$24.3	$2.3	$541.1
Net earnings	41.4		0.6	42.0
Currency translation adjustment		27.9		27.9
Change in pension, net of tax		(1.4)		(1.4)
Non-controlling interests of acquired businesses			11.9	11.9
Net transfers from Parent	269.5			269.5
Dividends declared	(10.4)			(10.4)

Balance at September 29, 2012	$815.0	$50.8	$14.8	$880.6

See Notes to Combined Financial Statements.

The HHI Group

Notes to Combined Financial Statements

A. Nature of Activities and Basis of Presentation

Description of Business

On March 12, 2010, a wholly owned subsidiary of The Stanley Works (“Stanley”) was merged with and into the Black & Decker Corporation (“Black & Decker”), with the result that Black & Decker became a wholly owned subsidiary of The Stanley Works (the “Merger”). The combined company was thereafter renamed Stanley Black & Decker, Inc. (the “Parent”).

These financial statements combine the legacy Stanley National Hardware (“SNH”) operations with the legacy Black and Decker Hardware and Home Improvement (“HHI”) operations. In August 2012, the Parent acquired an 89% controlling interest in Tong Lung Metal Industry Co. (“Tong Lung”) which became part of the combined company, the HHI Group (hereinafter referred to as “the Company”) upon acquisition. The Company offers a broad range of door security hardware as well as residential products, including locksets and interior and exterior hardware. The Company’s brand names include Baldwin, Weiser, Kwikset, Stanley National Hardware, Fanal, Geo and Pfister. The Company is operated by a single management team.

Approximately half of the Company’s sales are in the retail channel, including 26% to The Home Depot and 20% to Lowes for the nine months ended September 29, 2012. The remaining sales of the Company are in the non-retail or new construction channels. Further, approximately 88% of the Company’s revenues for the nine months ended September 29, 2012 are generated from the U.S. and Canada, with the remainder spread across Latin America and Asia.

Basis of Presentation

The combined financial statements include the accounts of the Company and its majority-owned subsidiaries which require consolidation, after the elimination of intercompany accounts and transactions. There were 39 weeks in the nine month period ended September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

Corporate Allocations

The Combined Balance Sheet includes the assets and liabilities attributable to the Company’s operations. The Combined Statement of Operations includes certain allocated corporate expenses of the Parent attributable to the Company. These expenses include costs associated with legal, finance, treasury, accounting, human resources, employee benefits, insurance and stock-based compensation. Corporate costs are allocated on the basis of usage or another reasonable basis when usage is not identifiable. Management believes the assumptions and methodologies underlying the allocation of expenses are reasonable. Notwithstanding, the expenses allocated to the Company are not necessarily indicative of the actual level of expenses that would have been incurred if the Company had been an independent entity and had otherwise managed these functions. The following table summarizes the allocation of corporate expenses to specific captions within the Combined Statement of Operations.

Nine months ended September 29,
2012
(In Millions)
Cost of sales – trade	$3.6
Selling, general and administrative	15.3

Total corporate allocations	$18.9

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Related Party Transactions

Affiliate Sales and Expenses

Transactions the Company had with affiliated companies owned by the Parent have been included in the Combined Statement of Operations. These sales and related costs may not be indicative of sales pricing or volume in the event the Company is sold. The following table summarizes affiliate sales transactions:

Nine months ended September 29,
2012
(In Millions)
Net sales - affiliate	$30.0
Cost of sales - affiliate	28.8

Gross margin on affiliate sales	1.2
Cost of sales – trade, mark-up on affiliate purchases	9.4
Other affiliate income	(0.8)
Interest expense – affiliate, net	25.4

Affiliate loss before income taxes	$(32.8)

The Company purchases certain products it sells from third party vendors through affiliate global purchasing agents of the Parent. The Combined Statement of Operations includes the affiliate mark-up arising from inventory purchase transactions between the Company and affiliates of the Parent. Mark-ups on affiliate purchases of $9.4 million were included within Cost of sales – trade in the Combined Statement of Operations for the nine months ended September 29, 2012. The mark-up on affiliate purchase transactions is cash settled through the Parent’s centralized cash management program and reduces the net cash provided by operating activities in the Combined Statement of Cash Flows.

Other affiliate income represents royalty fees the Company charges to an affiliate of the Parent. The other affiliate income is assumed to be cash settled, as described below, and consequently reduces the net cash provided by operating activities in the Combined Statement of Cash Flows.

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Cash Management and Business Equity

The Parent utilizes a centralized approach to cash management and financing of operations in the U.S. As a result of the Company’s participation in the Parent’s central cash management program, all the Company’s U.S. cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent. Other transactions with the Parent and related affiliates include purchases and sales and miscellaneous other administrative expenses incurred by the Parent on behalf of the Company. The net amount of any receivable from or payable to the Parent and other affiliates, with the exception of affiliate debt and notes receivable, are reported as a component of business equity. There are no terms of settlement or interest charges associated with the intercompany account balances. Transactions with the Parent and other related affiliates outside of the Company are considered to be effectively settled for cash in the Combined Statement of Cash Flows at the time the transaction is recorded. However, certain expenses paid by the Parent on behalf of the Company have been treated as non-cash and reported within the change in accrued expenses and other liabilities in the Combined Statement of Cash Flows.

An analysis of the cash transactions solely with the Parent follows:

Nine months ended September 29,
2012
(In Millions)
Cash received from Parent	$596.5
Cash remitted to Parent	(644.3)
Taxes paid by Parent	10.4

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Affiliate Debt

A summary of the Company’s affiliate debt arrangements at September 29, 2012 and related party interest expense are shown below:

		September 29,
	Interest Rate	2012
		(In Millions)
Affiliate notes payable due 2013	0.0% – 7.2%	$49.0
Affiliate notes payable due 2015	10.8%	105.2
Affiliate notes payable on demand	2.0%	33.0

Total affiliate debt, including current maturities		187.2
Less: affiliate notes payable on demand classified as current		(33.0)
Less: principal payments due within 1 year for other notes payable		(67.4)

Long-term related party debt		$86.8

The affiliate debt decrease of $224.5 million for the nine months ended September 29, 2012 reflects $53.4 million of cash repayments and the remainder is attributable to the Parent’s forgiveness of an affiliate note payable. The affiliate debt forgiven was a capital contribution by the Parent and is included in the net transfers from Parent in the statement of changes in business equity for the nine months ended September 29, 2012.

Net affiliate interest expense amounted to $25.4 million for the nine months ended September 29, 2012.

Affiliate Notes Receivable

The Company has a variety of notes receivable agreements with affiliates of the Parent. These loans bear interest at fixed rates ranging from 0.4% to 2.5% and have maturity dates ranging from 2013 through 2014. Affiliate notes receivable were $33.5 million at September 29, 2012 of which $17.7 million is classified as current.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies

Foreign Currency

For foreign operations with functional currencies other than the U.S. dollar, asset and liability accounts are translated at current exchange rates; income and expenses are translated using weighted-average exchange rates. Translation adjustments are reported in a separate component of business equity and exchange gains and losses on transactions are included in earnings.

Cash Equivalents

Highly liquid investments with original maturities of three months or less are considered cash equivalents.

Accounts Receivable

Trade receivables are stated at gross invoice amount less discounts, other allowances and provision for uncollectible accounts.

Allowance for Doubtful Accounts

The Company estimates its allowance for doubtful accounts using two methods. First, a specific reserve is established for individual accounts where information indicates the customers may have an inability to meet financial obligations. Second, a reserve is determined for all customers based on a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. Actual write-offs are charged against the allowance when collection efforts have been unsuccessful.

Inventories

Certain U.S. inventories are valued at the lower of Last-In First-Out (“LIFO”) cost or market because the Company believes it results in better matching of costs and revenues. Other inventories are valued at the lower of First-In, First-Out (“FIFO”) cost or market primarily because LIFO is not permitted for statutory reporting outside the U.S. See Note D, Inventories, for a quantification of the LIFO impact on inventory valuation.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Property, Plant and Equipment

The Company generally values property, plant and equipment, including capitalized software, at historical cost less accumulated depreciation and amortization. Costs related to maintenance and repairs which do not prolong the asset’s useful life are expensed as incurred. Depreciation and amortization are provided using straight-line methods over the estimated useful lives of the assets as follows:

Useful Life (Years)
Land improvements	10 – 20
Buildings	40
Machinery and equipment	3 – 15
Computer software	3 – 5

Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the lease.

The Company reports depreciation and amortization of property, plant and equipment in Cost of sales and Selling, general and administrative expenses (“SG&A”) based on the nature of the underlying assets. Depreciation and amortization related to the production of inventory and delivery of services are recorded in Cost of sales. Depreciation and amortization related to distribution center activities, selling and support functions are reported in SG&A.

The Company assesses its long-lived assets for impairment when indicators that the carrying values may not be recoverable are present. In assessing long-lived assets for impairment, the Company groups its long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are generated (“asset group”) and estimates the undiscounted future cash flows that are directly associated with, and expected to be generated from, the use of and eventual disposition of the asset group. If the carrying value is greater than the undiscounted cash flows, an impairment loss must be determined and the asset group is written down to fair value. The impairment loss is quantified by comparing the carrying amount of the asset group to the estimated fair value, which is determined using weighted-average discounted cash flows that consider various possible outcomes for the disposition of the asset group.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Goodwill and Intangible Assets

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Intangible assets acquired are recorded at estimated fair value. Goodwill and intangible assets deemed to have indefinite lives are not amortized, but are tested for impairment annually during the third quarter, and at any time when events suggest impairment more likely than not has occurred. To assess goodwill for impairment, the Company determines the fair value of its reporting units, which are primarily determined using management’s assumptions about future cash flows based on long-range strategic plans. This approach incorporates many assumptions including future growth rates, discount factors and tax rates. In the event the carrying value of a reporting unit exceeded its fair value, an impairment loss would be recognized to the extent the carrying amount of the reporting unit’s goodwill exceeded the implied fair value of the goodwill.

Indefinite-lived intangible asset carrying amounts are tested for impairment by comparing to current fair market value, usually determined by the estimated cost to lease the asset from third parties. Intangible assets with definite lives are amortized over their estimated useful lives generally using an accelerated method. Under this accelerated method, intangible assets are amortized reflecting the pattern over which the economic benefits of the intangible assets are consumed. Definite-lived intangible assets are also evaluated for impairment when impairment indicators are present. If the carrying value exceeds the total undiscounted future cash flows, a discounted cash flow analysis is performed to determine the fair value of the asset. If the carrying value of the asset were to exceed the fair value, it would be written down to fair value. No goodwill or other intangible asset impairments were recorded during the nine month period ended September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Financial Instruments

The Company participates in the Parent’s centralized hedging functions, which are primarily designed to minimize exposure on foreign currency risk. These hedging instruments are recorded in the financial statements of the Parent and as such, the effects of such hedging instruments are not reflected in the Combined Statement of Operations or Combined Balance Sheet. Changes in the fair value of derivatives are recognized periodically either in earnings or in business equity as a component of other comprehensive income, depending on whether the derivative financial instrument is undesignated or qualifies for hedge accounting, and if so, whether it represents a fair value, cash flow, or net investment hedge. Changes in the fair value of derivatives accounted for as fair value hedges are recorded in earnings in the same caption as the changes in the fair value of the hedged items. Gains and losses on derivatives designated as cash flow hedges, to the extent they are effective, are recorded in other comprehensive income, and subsequently reclassified to earnings to offset the impact of the hedged items when they occur. In the event it becomes probable the forecasted transaction to which a cash flow hedge relates will not occur, the derivative would be terminated and the amount in other comprehensive income would generally be recognized in earnings.

Stock Based Compensation

Certain employees of the Company have historically participated in the stock-based compensation plans of the Parent. The plans provide for discretionary grants of stock options, restricted stock units, and other stock-based awards. All awards granted under the plan consist of the Parent’s common shares. As such, all related equity account balances remained at the Parent, with only the allocated expense for the awards provided to Company employees, as well as an allocation of expenses related to the Parent’s corporate employee’s who participate in the plan, being recorded in the Combined Financial Statements.

Stock options are granted at the fair market value of the Parent’s stock on the date of grant and have a 10-year term. Compensation cost relating to stock-based compensation grants is recognized on a straight-line basis over the vesting period, which is generally four years.

Revenue Recognition

The Company’s revenues result from the sale of tangible products, where revenue is recognized when the earnings process is complete, collectability is reasonably assured, and the risks and rewards of ownership have transferred to the customer, which generally occurs upon shipment of the finished product, but sometimes is upon delivery to customer facilities.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Provisions for customer volume rebates, product returns, discounts and allowances are recorded as a reduction of revenue in the same period the related sales are recorded. Consideration given to customers for cooperative advertising is recognized as a reduction of revenue except to the extent that there is an identifiable benefit and evidence of the fair value of the advertising, in which case the expense is classified as SG&A. The Company sometimes conveys consideration to certain large customers in order to obtain retail store shelf space that enables future sales. The Company capitalizes the consideration paid and amortizes the amount as a reduction of revenue over the period of future sales benefit, not to exceed three years.

Cost of Sales and Selling, General and Administrative

Cost of sales includes the cost of products and services provided reflecting costs of manufacturing and preparing the product for sale. These costs include expenses to acquire and manufacture products to the point that they are allocable to be sold to customers. Cost of sales is primarily comprised of inbound freight, direct materials, direct labor as well as overhead which includes indirect labor, facility and equipment costs. Cost of sales also includes quality control, procurement and material receiving costs as well as internal transfer costs. SG&A costs include the cost of selling products as well as administrative function costs. These expenses generally represent the cost of selling and distributing the products once they are available for sale and primarily include salaries and commissions of the Company’s sales force, distribution costs, notably salaries and facility costs, as well as administrative expenses for certain support functions and related overhead.

Advertising Costs

Television advertising is expensed the first time the advertisement airs, whereas other advertising is expensed as incurred. Advertising costs are classified in SG&A and amounted to $14.5 million for the nine months ended September 29, 2012. Expense pertaining to cooperative advertising with customers reported as a reduction of net sales was $38.8 million for the nine months ended September 29, 2012.

Sales Taxes

Sales and value added taxes collected from customers and remitted to governmental authorities are excluded from Net sales reported in the Combined Statement of Operations.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Shipping and Handling Costs

The Company generally does not bill customers for freight. Shipping and handling costs associated with inbound freight are reported in Cost of sales. Shipping costs associated with outbound freight are reported as a reduction of net sales and amounted to $21.9 million for the nine months ended September 29, 2012. Distribution costs are classified as SG&A and amounted to $26.2 million for the nine months ended September 29, 2012.

Postretirement Defined Benefit Plans

For Company-sponsored plans, the Company uses the corridor approach to determine expense recognition for each defined benefit pension and other postretirement plan. The corridor approach defers actuarial gains and losses resulting from variances between actual and expected results (based on economic estimates or actuarial assumptions) and amortizes them over future periods. For pension plans, these unrecognized gains and losses are amortized when the net gains and losses exceed 10% of the greater of the market-related value of plan assets or the projected benefit obligation at the beginning of the year. For other postretirement benefits, amortization occurs when the net gains and losses exceed 10% of the accumulated postretirement benefit obligation at the beginning of the year. For ongoing, active plans, the amount in excess of the corridor is amortized on a straight-line basis over the average remaining service period for active plan participants. For plans with primarily inactive participants, the amount in excess of the corridor is amortized on a straight-line basis over the average remaining life expectancy of inactive plan participants.

Income Taxes

The Company’s operations are included in separate income tax returns filed with the appropriate taxing jurisdictions, except for U.S. federal and certain state and foreign jurisdictions in which the Company’s operations are included in the income tax returns of the Parent or an affiliate.

The provision for income taxes is computed as if the Company filed on a combined stand-alone or separate tax return basis, as applicable. The provision for income taxes does not reflect the Company’s inclusion in the tax returns of the Parent or an affiliate. It also does not reflect certain actual tax efficiencies realized by the Parent in its consolidated tax returns that include the Company, due to legal structures it employs outside the Company. Certain income taxes of the Company are paid by the Parent or an affiliate on behalf of the Company. The payment of income taxes by the Parent or affiliate on behalf of the Company is recorded within Parent company’s net investment and accumulated earnings on the Combined Balance Sheet.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Deferred income taxes and related tax expense have been recorded by applying the asset and liability approach to the Company as if it was a separate taxpayer. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Combined Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax bases of the particular assets and liabilities, using enacted tax rates and laws in effect for the years in which the differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized.

The Company records uncertain tax positions in accordance with ASC 740, “Income Taxes” (“ASC 740”), which requires a two step process. First, management determines whether it is more likely than not that a tax position will be sustained based on the technical merits of the position and second, for those tax positions that meet the more likely than not threshold, management recognizes the largest amount of the tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related taxing authority. The Company maintains an accounting policy of recording interest and penalties on uncertain tax positions as a component of the income tax expense in the Combined Statement of Operations.

Subsequent Events

The Company has evaluated all subsequent events through March 4, 2013, the date the financial statements were available to be issued.

New Accounting Standards

In July 2012, the Financial Accounting Standards Board (“FASB”) issued ASU 2012-02, “Intangibles - Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangibles Assets for Impairment (revised standard). The revised standard is intended to reduce the costs and complexity of the annual impairment testing by providing entities an option to perform a “qualitative” assessment to determine whether further impairment testing is necessary. This ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company did not early adopt this guidance for its 2012 annual impairment testing.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

In January of 2012, the Company adopted ASU 2011-05, “Comprehensive Income (Topic 220),” which revised the manner in which the Company presents comprehensive income in the financial statements. Adoption of this standard was applied retrospectively for the years ended December 31, 2011 and January 1, 2011. The new guidance requires entities to report components of comprehensive income in either (1) continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU did not change the items that must be reported in other comprehensive income.

C. Accounts Receivable

September 29, 2012
(In Millions)
Gross accounts receivable	$129.2
Allowance for doubtful accounts	(2.0)

Accounts receivable, net	$127.2

Trade receivables are dispersed among a large number of retailers, distributors and industrial accounts in many countries. Adequate reserves have been established to cover anticipated credit losses.

D. Inventories

September 29, 2012
(In Millions)
Finished products	$139.5
Work in process	20.5
Raw materials	38.9

Total	$198.9

Net inventories in the amount of $89.1 million at September 29, 2012 were valued at the lower of LIFO cost or market. If the LIFO method had not been used, inventories would have been $13.4 million higher than reported at September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

E. Property, Plant and Equipment

September 29, 2012
(In Millions)
Land	$30.3
Land improvements	8.7
Buildings	77.9
Leasehold improvements	11.7
Machinery and equipment	130.6
Computer software	14.7

Property, plant and equipment, gross	273.9
Less: accumulated depreciation and amortization	(106.9)

Property, plant and equipment, net	$167.0

Depreciation and amortization expense associated with property, plant and equipment was $18.3 million for the nine months ended September 29, 2012.

F. Acquisitions

During the third quarter of 2012, the Parent, through one of its non-HHI subsidiaries, purchased an 89% controlling share in Tong Lung Metal Industry Co. (“Tong Lung”) for $102.8 million, net of cash acquired, and assumed $20.1 million of short term debt. As a result, the HHI Group did not expend their cash to consummate the acquisition. The fair value of the consideration transferred by the Parent for Tong Lung was $97.7 million. The consideration transferred was treated as a capital contribution to the Company in the Combined Financial Statements and included as a part of the net transfers from the Parent in the Statement of Changes in Business Equity. In January 2013, the Parent, through one of its non-HHI subsidiaries, purchased the remaining outstanding shares of Tong Lung for approximately $12 million. Tong Lung manufactures and sells commercial and residential locksets. The residential portion of the Tong Lung business was part of the sale of the Company as described in Note S, Subsequent Event, while the commercial business will be retained by the Parent.

The HHI Group

Notes to Combined Financial Statements (continued)

F. Acquisitions (continued)

The Tong Lung acquisition has been accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The purchase accounting for Tong Lung is substantially complete. The finalization of the Company’s purchase accounting assessment for Tong Lung may result in changes in the valuation of assets and liabilities acquired which the Company does not expect to be material. The following table summarizes the estimated fair values of major assets acquired and liabilities assumed:

(In Millions)
Cash and cash equivalents	$8.6
Accounts and notes receivable, net	7.4
Inventories, net	15.1
Prepaid expense and other current assets	4.9
Property, plant and equipment	62.3
Trade names	0.8
Customer relationships	15.8
Other assets	3.2
Short-term borrowings	(20.1)
Accounts payable	(16.3)
Deferred taxes	(5.4)
Other liabilities	(40.2)
Non-controlling interest	(11.9)

Total identifiable net assets	$24.2
Goodwill	73.5

Total consideration transferred by the Parent and contributed to the Company	$97.7

As of the acquisition date, the expected fair value of accounts receivable approximated the historical cost. The gross contractual receivable was $7.5 million, of which $0.1million was not expected to be collectible. Inventory includes a $1.1 million fair value adjustment, which will be expensed through cost of sales as the corresponding inventory is sold.

The weighted average useful lives assigned to the trade names and customer relationships were 4-6 years and 16-17 years, respectively.

Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the expected cost synergies of the combined business, assembled workforce, and the going concern nature of Tong Lung.

Tong Lung’s short-term borrowings increased $9.2 million from the acquisition date to a total of $29.3 million at September 29, 2012. Short-term borrowings are comprised of several bank loans with maturities of three months or less, with interest rates in the range of 0.975% to 1.13%.

The HHI Group

Notes to Combined Financial Statements (continued)

F. Acquisitions (continued)

ACTUAL AND PRO-FORMA IMPACT FROM ACQUISITION

Actual Impact from Acquisition

The Company’s Combined Statement of Operations for the nine months ended September 29, 2012 includes $9.3 million in net sales and a $0.2 million net loss for the Tong Lung acquisition. These amounts include charges relating to inventory step-up.

Pro-forma Impact from Acquisition

The following table presents supplemental pro-forma information as if the Tong Lung acquisition had occurred on January 2, 2012. This pro-forma information includes acquisition-related charges for the period. The pro-forma combined results are not necessarily indicative of what the Company’s combined net earnings would have been had the acquisition been completed on January 2, 2012. In addition, the pro-forma combined results do not reflect the expected realization of any cost savings associated with the acquisition.

Nine months ended
(Millions of Dollars)	September 29, 2012
Net sales	$776.4
Net earnings attributable to Parent Company	41.1

The 2012 pro-forma results were calculated by combining the results of the HHI Group with the stand-alone results of Tong Lung for the pre-acquisition period. The following adjustments were made to account for certain costs which would have been incurred during this pre-acquisition period:

•

Elimination of the historical pre-acquisition intangible asset amortization expense and the addition of intangible asset amortization expense related to intangibles valued as part of the purchase price allocation that would have been incurred from January 2, 2012 to the acquisition date.

•	Additional expense for the inventory step-up which would have been amortized as the corresponding inventory was sold.

•	Additional depreciation expense related to property, plant, and equipment fair value adjustments.

•	The modifications above were adjusted for the applicable tax impact.

The HHI Group

Notes to Combined Financial Statements (continued)

G. Goodwill and Intangible Assets

Goodwill

The changes in the carrying amount of goodwill are as follows (in millions):

Balance December 31, 2011	$573.6
Addition from Tong Lung	73.5
Foreign currency translation	6.5

Balance September 29, 2012	$653.6

Intangible Assets

Intangible assets at September 29, 2012 were as follows:

	Gross Carrying Amount	Accumulated Amortization
	(In Millions)
Amortized intangible assets – definite lives:
Patents and technology	$25.0	$(7.4)
Trade names	108.7	(22.3)
Customer relationships	81.7	(29.7)

Total	$215.4	$(59.4)

Total indefinite-lived trade names are $18.3 million at September 29, 2012 relating to the National Hardware trade name. Future amortization expense for the three months ending December 29, 2012 amounts to $4.8 million. Future amortization expense in each of the next five fiscal years amounts to $18.9 million for 2013, $18.3 million for 2014, $17.1 million for 2015, $16.6 million for 2016, $16.1 million for 2017 and $64.2 million thereafter.

The HHI Group

Notes to Combined Financial Statements (continued)

H. Accrued Expenses

Accrued expenses at September 29, 2012 were as follows (in millions):

Payroll and related taxes	$13.8
Customer rebates and sales returns	9.8
Accrued restructuring costs	5.4
Accrued freight	3.3
Insurance and benefits	5.2
Accrued income and other taxes	2.7
ESOP	2.9
Warranty costs	4.4
Other	10.9

Total	$58.4

I. Fair Value Measurements

Fair Value Measurements

ASC 820, “Fair Value Measurement” (“ASC 820”) defines, establishes a consistent framework for measuring, and expands disclosure requirements about fair value. ASC 820 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs and significant value drivers are observable.

Level 3 – Instruments that are valued using unobservable inputs.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The fair values of debt instruments are estimated using a discounted cash flow analysis using the Company’s marginal borrowing rates. The fair value of affiliate debt was $195.8 million at September 29, 2012. The fair value of the Company’s short term borrowings approximate their carrying value at September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

J. Stock Based Compensation

Stock Options: There were no options in the common stock of the Parent granted to employees of the Company during the nine months ended September 29, 2012. At September 29, 2012 there were 165,715 options outstanding. Stock option expense recognized by the Company for the nine months ended September 29, 2012 was $0.3 million. Expense was recognized based on the fair value of the option awards granted to participating employees of the Company. As of September 29, 2012, unrecognized compensation expense amounted to $0.6 million.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan (“ESPP”) of the Parent enables eligible employees in the United States and Canada to subscribe at any time to purchase shares of common stock on a monthly basis at the lower of 85% of the fair market value of the shares on the grant date ($48.94 per share for the nine months ended September 29, 2012) or 85% of the fair market value of the shares on the last business day of each month. ESPP compensation cost is recognized ratably over the one-year term based on actual employee stock purchases under the plan.

During the nine month period ended September 29, 2012, 14,759 shares were issued to employees of the Company at average prices of $48.94 per share. Total compensation expense recognized by the Company for the nine months ended September 29, 2012 was $0.4 million.

Restricted Share Units: Compensation cost for restricted share units (“RSU”) granted to employees of the Company is recognized ratably over the vesting term, which varies but is generally 4 years. There were no RSU grants during the nine month period ended September 29, 2012. Total compensation expense recognized for RSU’s amounted to $0.2 million for the nine months ended September 29, 2012. As of September 29, 2012, unrecognized compensation cost amounted to $0.7 million.

Long-Term Performance Awards: The Parent has granted Long Term Performance Awards (“LTIPs”) under its 1997, 2001 and 2009 Long Term Incentive Plans to senior management employees of the Company for achieving Parent performance measures. Awards are payable in shares of the Parent common stock, which may be restricted if the employee has not achieved certain stock ownership levels, and generally no award is made if the employee terminates employment prior to the payout date.

Working capital incentive plan: In 2010, the Parent initiated a bonus program under its 2009 Long Term Incentive Plan that provides executives the opportunity to receive stock in the event certain working capital turn objectives are achieved by June 2013 and are sustained for a period of at least six months. A single employee of the Company was granted 2,742 shares under this plan in 2010.

The HHI Group

Notes to Combined Financial Statements (continued)

J. Stock Based Compensation (continued)

The ultimate issuances of shares, if any, will be determined based on achievement of objectives during the performance period.

Other Long-Term Performance Awards: There were no LTIP grants made in the nine month period ended September 29, 2012. Each grant has separate annual performance goals for each year within the respective three year performance period associated with each award. Parent earnings per share and return on capital employed represent 75% of the share payout of each grant, with the remaining 25% a market-based element, measuring the Parent’s common stock return relative to peers over the performance period. The ultimate delivery of shares will occur in 2014 for the 2011 grant. Total payouts are based on actual performance in relation to these goals.

Total compensation expense recognized for LTIP awards for the nine months ended September 29, 2012 was $0.2 million.

K. Employee Benefit Plans

Employee Stock Ownership Plan (“ESOP”)

Most of the Company’s U.S. employees are allowed to participate in a tax-deferred 401(k) savings plan administered and sponsored by the Parent. Eligible employees may contribute from 1% to 25% of their eligible compensation to a tax-deferred 401(k) savings plan, subject to restrictions under tax laws. Employees generally direct the investment of their own contributions into various investment funds. During the nine month period ended September 29, 2012, an employer match benefit was provided under the plan equal to one-half of each employee’s tax-deferred contribution up to the first 7% of their compensation. Participants direct the entire employer match benefit such that no participant is required to hold the Parent’s common stock in their 401(k) account. The Company’s employer match benefit for the nine months ended September 29, 2012 totaled $1.5 million.

In addition, approximately 1,100 of the Company’s U.S. salaried and non-union hourly employees are eligible to receive a non-contributory benefit under the Core benefit plan. Core benefit allocations range from 2% to 6% of eligible employee compensation based on age. Approximately 710 U.S. employees also receive a Core transition benefit, allocations of which range from 1% – 3% of eligible compensation based on age and date of hire. Approximately 170 U.S. employees are eligible to receive an additional average 1.1% contribution actuarially designed to replace previously curtailed pension benefits. The Company’s allocations for benefits earned under the Core plan for the nine months ended September 29, 2012 were $2.9 million. Assets held in participant Core accounts are invested in target date retirement funds which have an age-based allocation of investments. The Parent accounts for the ESOP under

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

ASC 718-40, “Compensation – Stock Compensation – Employee Stock Ownership Plans”. Net ESOP activity recognized is comprised of the cost basis of shares released, the cost of the aforementioned Core and 401(k) match defined contribution benefits, less the fair value of shares released and dividends on unallocated ESOP shares. The Company’s net ESOP activity during the nine months ended September 29, 2012 resulted in expense of $2.4 million. The 401(k) employer match and Core benefit elements of net ESOP expense represent the actual benefits earned by the Company’s participants in each year, while the cost basis of shares released, the fair value of shares released and the dividends on unallocated shares elements are based on the proportion of the Company’s actual earned benefits in relation to the Parent’s ESOP total earned benefits. ESOP expense is affected by the market value of the Parent’s common stock on the monthly dates when shares are released. The market value of shares released during the nine month period ended September 29, 2012 averaged $70.74 per share.

Parent Sponsored Pension Plans

The Company participates in certain U.S. and Canadian plans sponsored solely by the Parent. All participants in the plans are employees or former employees of the Parent, either directly or through its subsidiaries. The primary U.S. plan was curtailed in 2010 and the other plans are generally also curtailed with no additional service benefits to be earned by participants. The Company’s expense associated with the parent sponsored plans for the nine months ended September 29, 2012 was $2.2 million.

Defined Contribution Plans

In addition to the ESOP, various other defined contribution plans are sponsored outside the U.S. The expense for such defined contribution plans, aside from the earlier discussed ESOP, was $1.0 million for the nine months ended September 29, 2012.

Defined Benefit Plans

Pension and other benefit plans – The Company sponsors pension plans covering approximately 300 domestic employees and 4,000 foreign employees (primarily in Mexico). Benefits are generally based on salary and years of service, except for U.S. collective bargaining employees whose benefits are based on a stated amount for each year of service.

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

Following are the components of net periodic benefit cost (In Millions):

	Nine months ended
	September 29, 2012
	U.S. Plan	Non-U.S. Plans
Service Cost	$0.1	$0.4
Interest Cost	2.5	0.4
Expected Return on plan assets	(2.7)	—
Amortization of actuarial loss	0.4	—

Net periodic pension expense	$0.3	$0.8

The Company provided medical and dental fixed subsidy benefits for certain retired employees in the United States. Approximately 30 participants were covered under this plan, which was transferred into the Parent’s plan effective September, 2012 and is no longer a liability of the Company. Net periodic post-retirement benefit expense was comprised of the following elements:

Nine months ended
September 29, 2012
(In Millions)
Interest cost	$0.1
Prior service credit amortization	(0.2)

Net periodic post-retirement benefit income	$(0.1)

Changes in plan assets and benefit obligations recognized in Other comprehensive income during the nine months ended September 29, 2012 are as follows (in millions):

Current year actuarial loss	$0.1
Amortization of actuarial gain	(0.2)
Plan transfer	2.8

Total loss recognized in other comprehensive income (pre-tax)	$2.7

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

The $2.8 million increase in other comprehensive loss pertains to the transfer of the U.S. retiree medical plan into the Parent’s plan, and the removal of the other comprehensive income of this defined benefit plan. The amounts in Accumulated other comprehensive income expected to be recognized as components of net periodic benefit costs during 2013 total $0.2 million, representing the amortization of actuarial losses.

The changes in the pension and other post-retirement benefit obligations, fair value of plan assets, as well as amounts recognized in the Combined Balance Sheet, are shown below (In Millions):

	U.S. Plans	Non-U.S. Plans	Other Benefits
Change in benefit obligation
Benefit obligation - December 31, 2011	$74.0	$5.7	$3.5
Service cost	0.1	0.4	—
Interest cost	2.5	0.4	0.1
Actuarial loss (gain)	0.9	—	(0.9)
Foreign currency exchange rates	—	1.0	—
Acquisitions and other	(0.1)	18.8	(2.4)
Benefits paid	(2.7)	(0.7)	(0.3)

Benefit obligation - September 29, 2012	$74.7	$25.6	$—

Change in plan assets
Fair value of plan assets - December 31, 2011	$55.2	$—	$—
Actual return on plan assets	2.6	—	—
Employer contributions	2.6	0.8	0.3
Foreign currency exchange rates	—	0.1	—
Acquisitions and other	(0.2)	5.4	—
Benefits paid	(2.7)	(0.7)	(0.3)

Fair value of plan assets - September 29, 2012	$57.5	$5.6	$—

Funded status – assets less the benefit obligation	$(17.2)	$(20.0)	$—
Unrecognized net actuarial loss	20.8	0.3	—

Net amount recognized	$3.6	$(19.7)	$—

Amounts recognized in the Combined Balance Sheet
Current benefit liability	$—	$(0.3)	$—
Non-current benefit liability	(17.2)	(19.7)	—

Net liability recognized	$(17.2)	$(20.0)	$—

Accumulated other comprehensive loss (pre-tax):
Actuarial loss	$20.8	$0.3	$—

Net amount recognized	$3.6	$(19.7)	$—

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

The accumulated benefit obligation for all defined benefit pension plans was $94.0 million at September 29, 2012. Information as of September 29, 2012 regarding pension plans in which the accumulated benefit obligations exceed plan assets and pension plans in which projected benefit obligations (inclusive of anticipated future compensation increases) exceed plan assets follows:

	U.S. Plan	Non-U.S. Plans
	(In Millions)
Projected benefit obligation	$74.7	$25.6
Accumulated benefit obligation	$74.7	$19.3
Fair value of plan assets	$57.5	$5.6

The major assumptions used in valuing pension and post-retirement plan obligations and net costs as of and for the nine months ended September 29, 2012 were as follows:

	Pension Benefits		Other Benefits
	U.S. Plans	Non-U.S. Plans	U.S. Plans
Weighted-average assumptions used to determine benefit obligations
Discount rate	4.50%	3.50%	4.00%
Rate of compensation increase	—%	2.75%	—%

Weighted-average assumptions used to determine net periodic benefit cost
Discount rate	4.50%	6.25%	4.00%
Rate of compensation increase	—%	3.75%	—%
Expected return on plan assets	6.50%	2.50%	—%

The expected rate of return on plan assets is determined considering the returns projected for the various asset classes and the relative weighting for each asset class considering the target asset allocations. In addition, the Company considers historical performance, the recommendations from outside actuaries and other data in developing the return assumption. The Company expects to use a 6.5% rate of return assumption for the U.S., and a 2.5% assumption for the non-U.S. plans.

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

Pension Plan Assets

Plan assets are invested in equity securities, government and corporate bonds and other fixed income securities, and money market instruments. The Company’s worldwide asset allocations at September 29, 2012 by asset category and the level of the valuation inputs within the fair value hierarchy established by ASC 820 are as follows (In Millions):

	Total	Level 1	Level 2
Cash and cash equivalents	$6.6	$6.4	$0.2
Equity securities
U.S. equity securities	12.7	2.4	10.3
Foreign equity securities	14.2	14.2	—
Fixed income securities
Government securities	15.4	14.3	1.1
Corporate securities	14.2	—	14.2

Total	$63.1	$37.3	$25.8

U.S. and foreign equity securities primarily consist of companies with large market capitalizations and to a lesser extent mid and small capitalization securities. Government securities primarily consist of U.S. Treasury securities and foreign government securities with de minimus default risk. Corporate fixed income securities include publicly traded U.S. and foreign investment grade and to a small extent high yield securities. Other investments include U.S. mortgage backed securities. The level 2 investments are primarily comprised of institutional mutual funds that are not publicly traded; the investments held in these mutual funds are generally level 1 publicly traded securities.

The Company’s investment strategy for pension plan assets includes diversification to minimize interest and market risks. Plan assets are rebalanced periodically to maintain target asset allocations. Currently, the Company’s target allocations include 50% in equity securities and 50% in fixed income securities. Maturities of investments are not necessarily related to the timing of expected future benefit payments, but adequate liquidity to make immediate and medium term benefit payments is ensured.

The HHI Group

Notes to Combined Financial Statements (continued)

K. Employee Benefit Plans (continued)

Contributions

The Company’s funding policy for its defined benefit plans is to contribute amounts determined annually on an actuarial basis to provide for current and future benefits in accordance with federal law and other regulations. The Company expects to contribute approximately $0.3 million and $3.2 million to its pension and other post-retirement benefit plans during the three months ended December 29, 2012 and in 2013, respectively.

Expected Future Benefit Payments

Benefit payments, inclusive of amounts attributable to estimated future employee service, are expected to be paid as follows over the next 10 years:

	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Years 6-10
	(In Millions)
Future payments	$53.9	$4.5	$4.6	$4.7	$4.9	$5.4	$29.8

These benefit payments will be funded through a combination of existing plan assets and amounts to be contributed in the future by the Company.

L. Accumulated Other Comprehensive Income

Accumulated other comprehensive income is as follows:

September 29, 2012
(In Millions)
Currency translation adjustment	$64.2
Pension loss, net of tax	(13.4)

Accumulated other comprehensive income	$50.8

M. Other Costs and Expenses

Other-net is primarily comprised of intangible asset amortization expense (See Note G, Goodwill and Intangible Assets, for further discussion), currency related gains or losses, and environmental expense. Research and development costs, which are classified in SG&A, were $7.9 million for the nine months ended September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

N. Restructuring

A summary of the restructuring reserve activity from December 31, 2011 to September 29, 2012 is as follows (in millions):

	December 31, 2011	Additions	Usage	September 29, 2012
2012 Actions
Severance and related costs	$—	$2.6	$(1.8)	$0.8

Pre-2012 Actions
Severance and related costs	7.8	—	(3.2)	4.6

Total	$7.8	$2.6	$(5.0)	$5.4

2012 Actions: During the nine months ended September 29, 2012, the Company recognized $2.6 million of severance charges associated with cost actions initiated in the current period. The charges relate to the reduction of approximately 150 employees.

Utilization of the reserve balance related to 2012 actions was $1.8 million during the nine months ended September 29, 2012.

Pre-2012 Actions: For the year ended December 31, 2011 the Company initiated restructuring activities associated with the Merger, largely related to employee related actions. As of December 31, 2011, the reserve balance related to these pre-2012 actions totaled $7.8 million.

Utilization of the reserve balance related to pre-2012 actions was $3.2 million during the nine months ended September 29, 2012.

The vast majority of the remaining reserve balance at September 29, 2012 of $5.4 million is expected to be utilized by early 2013.

O. Business Segments and Geographic Areas

Business Segments

The Company operates as one reportable segment, inclusive of its plumbing-related products and lock and hardware products, which have been aggregated consistent with the criteria in ASC 280, “Segment Reporting” (“ASC 280”). Tong Lung is included within lock and hardware products from the date of acquisition. The Company’s operations are principally managed on a products and services basis. In accordance with ASC 280, the Company reports segment

The HHI Group

Notes to Combined Financial Statements (continued)

O. Business Segments and Geographic Areas (continued)

information based upon the management approach. The management approach designates the internal reporting used by the chief operating decision maker, or the CODM, for making decisions about resource allocations to segments and assessing performance. The CODM allocates resources to, and assesses the performance of, the operating segment using information based on earnings before interest, taxes, depreciation, and amortization.

Geographic Areas

Geographic net sales and long-lived assets are attributed to the geographic regions based on the geographic location of each Company subsidiary.

Nine months ended September 29, 2012
(In Millions)
Net sales
United States	$575.9
Canada	81.7
Other America	67.8
Asia	36.6

Combined	$762.0

September 29, 2012
(In Millions)
Property, plant and equipment
United States	$93.2
Canada	4.4
Other Americas	3.9
Asia	65.5

Combined	$167.0

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes

Significant components of the Company’s deferred tax assets and liabilities as of September 29, 2012 were as follows:

September 29, 2012
(In Millions)
Deferred tax liabilities:
Amortization of intangibles	$60.4
Depreciation	12.5
Other	3.7

Total deferred tax liabilities	$76.6

Deferred tax assets:
Accruals	$25.6
Employee benefit plans	8.7
Inventories	9.1
Operating loss and tax credit carry forwards	15.9
Restructuring charges	2.0
Allowance for doubtful accounts	1.1
Other	2.7

Total deferred tax assets	$65.1

Net deferred tax liabilities before valuation allowance	11.5
Valuation allowance	12.1

Net deferred tax liabilities after valuation allowance	$23.6

Net operating loss carry forwards of $30.0 million at September 29, 2012 are available to reduce future tax obligations of certain U.S. state and foreign companies. The net operating loss carry forwards have various expiration dates beginning in 2012 with certain jurisdictions having indefinite carry forward periods.

A valuation allowance is recorded on certain deferred tax assets if it has been determined it is more likely than not that all or a portion of these assets will not be realized. The Company has recorded a valuation allowance of $12.1 million for deferred tax assets existing as of September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

The classification of deferred taxes as of September 29, 2012 was as follows (in millions):

	September 29, 2012
	Deferred Tax Asset	Deferred Tax Liability
Current	$21.6	$(0.8)
Non-current	4.5	(48.9)

Total	$26.1	$(49.7)

Income tax expense for the nine months ended September 29, 2012 consisted of the following:

September 29, 2012
(In Millions)
Current:
Federal	$9.8
Foreign	10.8
State	0.6

Total current	$21.2

Deferred:
Federal	$(1.4)
Foreign	(1.4)
State	0.3

Total deferred	(2.5)

Provision for income taxes	$18.7

In general, there were no income taxes paid directly to any taxing authority by the Company for the nine month periods ended September 29, 2012. Any liability owed by the Company due to taxable income generated is settled through intercompany transfers with the Parent. Had the Company paid its own tax liabilities during tax periods ended September 29, 2012, the net payments would have been approximately $20.7 million.

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

The reconciliation of federal income tax at the statutory federal rate to income tax at the effective rate for the nine months ended September 29, 2012 is as follows:

September 29, 2012
(In Millions)
Tax at statutory rate	$21.3
State income taxes, net of federal benefits	0.9
Difference between foreign and federal income tax	(2.9)
NOL and valuation allowance items	(0.1)
Other, net	(0.5)

Income taxes	$18.7

The components of earnings before provision for income taxes for the nine months ended September 29, 2012 consisted of the following:

September 29, 2012
(In Millions)
United States	$25.5
Foreign	35.2

Earnings before income taxes	$60.7

Any undistributed foreign earnings of the Company at September 29, 2012, are considered to be invested indefinitely or will be remitted substantially free of additional U.S. tax. Accordingly, no provision has been made for taxes that might be payable upon remittance of such earnings, nor is it practicable to determine the amount of such liability.

The Company’s liabilities for unrecognized tax benefits relate to U.S. and foreign jurisdictions.

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

The following table summarizes the activity related to the unrecognized tax benefits:

September 29, 2012
(In Millions)
Balance December 31, 2011	$—
Adjustment for 2012 acquisition	8.5
Additions based on tax provisions related to current year	0.3

Balance September 29, 2012	$8.8

The gross unrecognized tax benefits at September 29, 2012 include $18.5 million of tax benefits that, if recognized, would impact the effective tax rate. The liability for potential penalties and interest related to unrecognized tax benefits was increased by $0.5 million for the period ended September 29, 2012. The liability for potential penalties and interest total $9.7 million as of September 29, 2012. The Company classifies all tax-related interest and penalties in the provision for income taxes. The Company considers many factors when evaluating and estimating our tax positions and the impact on income tax expense, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

The Company is subject to the examination of its income tax returns by the Internal Revenue Service (IRS) and other tax authorities in conjunction with the IRS audit of the Parent. The tax years under examination vary by jurisdiction. The Company is included in the IRS examination of the Parent for tax years 2008 and 2009. The Company also files many state and foreign income tax returns in jurisdictions with varying statutes of limitations. Tax years 2008 and forward generally remain subject to examination by most state tax authorities. In foreign jurisdictions, tax years 2007 and forward generally remain subject to examination.

Q. Commitments and Guarantees

Commitments

The Company has non-cancelable operating lease agreements, principally related to facilities, vehicles, machinery and equipment. Rental expense for operating leases was $9.1 million for the nine months ended September 29, 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

Q. Commitments and Guarantees (continued)

The following is a summary of the Company’s future commitments which span more than one future fiscal year (in millions):

	Total	Remaining 2012	2013	2014	2015	2016	2017	Thereafter
Operating lease obligations	$45.2	$3.0	$5.6	$5.3	$4.7	$3.5	$2.0	$21.1

Guarantees

The Company issued a standby letter of credit in 2011 for $0.3 million to guarantee future payments which may be required under an insurance program. This letter of credit expired in the third quarter of 2012.

The Company provides product and service warranties. The types of warranties offered generally range from one year to limited lifetime, while certain products carry no warranty. Further, the Company sometimes incurs discretionary costs to service its products in connection with product performance issues. Historical warranty and service claim experience forms the basis for warranty obligations recognized. Adjustments are recorded to the warranty liability as new information becomes available.

Following is a summary of the warranty activity for the nine months ended September 29, 2012 (in millions):

Balance December 31, 2011	$4.4
Warranties issued	6.7
Acquisition	0.2
Warranty payments	(6.9)

Balance September 29, 2012	$4.4

The HHI Group

Notes to Combined Financial Statements (continued)

R. Contingencies

The Company is involved in various legal proceedings relating to environmental issues, employment, product liability, workers’ compensation claims and other matters. The Company periodically reviews the status of these proceedings with both inside and outside counsel, as well as an actuary for risk insurance. Management believes that the ultimate disposition of these matters will not have a material adverse effect on operations or financial condition taken as a whole.

The amount recorded for identified contingent liabilities is based on estimates. Amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal information that becomes available. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating certain exposures. Subject to the imprecision in estimating future contingent liability costs, the Company does not expect that any sum it may have to pay in connection with these matters in excess of the amounts recorded will have a materially adverse effect on its financial position, results of operations or liquidity.

In connection with the Merger, the Company assumed certain commitments and contingent liabilities. HHI is a party to litigation and administrative proceedings with respect to claims involving the discharge of hazardous substances into the environment. Some of these assert claims for damages and liability for remedial investigations and clean-up costs with respect to sites that have never been owned or operated by HHI but at which HHI has been identified as a potentially responsible party. Other matters involve current and former manufacturing facilities.

In the event that no amount in the range of probable loss is considered most likely, the minimum loss in the range is accrued. In the normal course of business, the Company is involved in various lawsuits and claims. In addition, the Company is a party to a number of proceedings before federal and state regulatory agencies relating to environmental remediation. Also, the Company, along with many other companies, has been named as a potentially responsible party (PRP) in a number of administrative proceedings for the remediation of various waste sites, including 3 active Superfund sites. Current laws potentially impose joint and several liabilities upon each PRP. In assessing its potential liability at these sites, the Company has considered the following: whether responsibility is being disputed, the terms of existing agreements, experience at similar sites, and the Company’s volumetric contribution at these sites.

The Company’s policy is to accrue environmental investigatory and remediation costs for identified sites when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The amount of liability recorded is based on an evaluation of currently available facts with respect to each individual site and includes such factors as existing technology, presently enacted laws and regulations, and prior experience in remediation of

The HHI Group

Notes to Combined Financial Statements (continued)

R. Contingencies (continued)

contaminated sites. The liabilities recorded do not take into account any claims for recoveries from insurance or third parties. As assessments and remediation progress at individual sites, the amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal information that becomes available. As of September 29, 2012 the Company had reserves of $33.3 million for remediation activities associated with Company-owned properties, as well as for Superfund sites, for losses that are probable and estimable. Of this amount, $1.8 million is classified as current and $31.5 million as long-term which is expected to be paid over the estimated remediation period.

The range of environmental remediation costs that is reasonably possible is $18.9 million to $45.0 million, which is subject to change in the near term. The Company may be liable for environmental remediation of sites it no longer owns. Liabilities have been recorded on those sites in accordance with policy.

The environmental liability for certain sites that have cash payments beyond the current year that are fixed or reliably determinable have been discounted using a rate of 2.1% to 3.8%, depending on the expected timing of disbursements. The discounted and undiscounted amount of the liability relative to these sites is $7.7 million and $15.4 million, respectively. The payments relative to these sites are expected to be $0.2 million in the remainder of 2012, $0.7 million in 2013, $0.7 million in 2014, $0.8 million in 2015, $0.4 million in 2016, and $12.6 million thereafter.

S. Subsequent Event

In January 2013, the Parent, through one of its non-HHI subsidiaries, purchased the remaining outstanding shares of Tong Lung for approximately $12 million.

In October 2012, the Parent entered into a definitive agreement to sell the Company, excluding the commercial portion of the Tong Lung business, to Spectrum Brands Holdings, Inc. (“Spectrum”) for approximately $1.4 billion in cash, with the price subject to revision for the level of working capital at the date of sale. The purchase and sale agreement stipulates that the sale occur in a First and Second Closing, for approximately $1.3 billion and $100 million, respectively. The First Closing occurred on December 17, 2012 in which the Company, excluding the residential portion of the Tong Lung business, was sold for $1.261 billion in cash. The Second Closing to sell the residential Tong Lung business for approximately $100 million is expected to occur no later than April 2013. The $100 million payment relating to the Second Closing is being held in escrow.

The HHI Group

Combined Balance Sheets

	December 31, 2011	January 1, 2011
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$44.8	$47.7
Accounts receivable, net	108.1	93.1
Inventories, net	171.2	158.1
Prepaid expenses	4.2	7.7
Deferred taxes	22.4	23.0
Other current assets	2.7	2.6

Total current assets	353.4	332.2

Property, plant and equipment, net	110.7	107.3
Goodwill	573.6	583.3
Customer relationships, net	39.9	45.2
Trade names, net	110.7	119.5
Patents and technology, net	20.5	23.4
Affiliate notes receivable	33.5	21.6
Other assets	5.0	7.2

Total assets	$1,247.3	$1,239.7

Liabilities and business equity
Current liabilities:
Accounts payable	$115.7	$74.4
Current portion of affiliate debt	138.0	132.3
Accrued expenses	64.5	45.3

Total current liabilities	318.2	252.0
Long-term affiliate debt	273.7	373.9
Deferred taxes	45.7	45.5
Post-retirement benefits	27.3	24.7
Other liabilities	41.3	34.7

Commitments and contingencies (Notes Q and R)

Business equity:
Parent Company’s net investment and accumulated earnings	514.5	466.6
Accumulated other comprehensive income	24.3	39.6

Parent Company’s net investment and accumulated earnings and accumulated other comprehensive income	538.8	506.2
Non-controlling interest	2.3	2.7

Total business equity	541.1	508.9

Total liabilities and business equity	$1,247.3	$1,239.7

See notes to combined financial statements.

The HHI Group

Combined Statements of Operations

	Fiscal Years Ended
	December 31, 2011	January 1, 2011
	(In Millions)
Net sales:
Trade	$942.9	$849.1
Affiliate	32.1	15.1

Total net sales	975.0	864.2

Costs and expenses:
Cost of sales – trade	639.6	604.0
Cost of sales – affiliate	30.1	13.8
Selling, general and administrative	189.8	178.8
Provision for doubtful accounts	0.8	0.1
Other affiliate income	(1.0)	(1.0)
Other – net	21.7	14.6
Restructuring charges	3.2	11.9
Interest expense – affiliate, net	42.7	41.9
Interest (income) expense – trade, net	(0.6)	3.9

Total costs and expenses	926.3	868.0
Earnings (loss) before income taxes	48.7	(3.8)
Income taxes (benefit)	12.3	(0.7)

Net earnings (loss)	36.4	(3.1)
Net income attributable to non-controlling interests	(0.6)	(0.4)

Net earnings (loss) attributable to Parent Company	$35.8	$(3.5)

See notes to combined financial statements.

The HHI Group

Combined Statements of Comprehensive Income

	Fiscal Years Ended
	December 31, 2011	January 1, 2011
	(In Millions)
Net earnings (loss) attributable to Parent Company	$35.8	$(3.5)
Other comprehensive (loss) income
Currency translation adjustment and other	(13.2)	24.7
Pension, net of tax	(2.1)	(1.8)

Total other comprehensive (loss) income	(15.3)	22.9

Comprehensive income attributable to Parent Company	$20.5	$19.4

See Notes to Combined Financial Statements.

The HHI Group

Combined Statements of Cash Flows

	Fiscal Years Ended
	December 31, 2011	January 1, 2011
	(In Millions)
Operating activities
Net earnings (loss) attributable to Parent Company.	$35.8	$(3.5)
Net income attributable to non-controlling interests	(0.6)	(0.4)

Net earnings (loss)	36.4	(3.1)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, plant and equipment	26.2	28.9
Asset impairment	—	0.9
Amortization of intangibles	17.0	13.3
Inventory step-up amortization	—	31.3
Provision for doubtful accounts	0.8	0.1
Deferred taxes	(6.2)	(22.5)
Changes in operating assets and liabilities:
Accounts receivable	(16.7)	0.7
Inventories	(13.9)	(4.3)
Accounts payable	41.3	12.6
Prepaid expenses and other current assets	3.9	(14.6)
Other assets	2.0	2.7
Accrued expenses	19.0	(22.5)
Other liabilities	15.3	(27.4)

Net cash provided by (used in) operating activities	125.1	(3.9)

Investing activities
Capital expenditures	(22.6)	(14.7)
Proceeds from sales of assets	0.1	0.6

Net cash used in investing activities	(22.5)	(14.1)

Financing activities
Cash remitted to Parent	(749.7)	(651.5)
Cash received from Parent	751.0	755.4
Lending to affiliates through notes receivable	(11.8)	—

Repayments on affiliate debt	(94.7)	(77.7)

Net cash (used in) provided by financing activities	(105.2)	26.2
Effect of exchange rate changes on cash	(0.3)	1.7

(Decrease) increase in cash and cash equivalents	(2.9)	9.9
Cash and cash equivalents, beginning of year	47.7	37.8

Cash and cash equivalents, end of year	$44.8	$47.7

See notes to combined financial statements.

The HHI Group

Combined Statements of Changes in Business Equity

Fiscal Years Ended December 31, 2011 and January 1, 2011

(In Millions)

	Parent Company’s Net Investment and Accumulated Earnings	Accumulated Other Comprehensive Income (Loss)	Non-Controlling Interest	Total Business Equity
Balance at January 3, 2010	$486.3	$16.7	$2.3	$505.3
Net income (loss)	(3.5)	—	0.4	(3.1)
Currency translation adjustment	—	24.7	—	24.7
Change in pension, net of tax	—	(1.8)	—	(1.8)
Net transfers to the Parent	(16.2)	—	—	(16.2)

Balance at January 1, 2011	466.6	39.6	2.7	508.9
Net income	35.8	—	0.6	36.4
Currency translation adjustment	—	(13.2)	—	(13.2)
Change in pension, net of tax	—	(2.1)	—	(2.1)
Dividends declared	(10.3)	—	(1.0)	(11.3)
Net transfers to the Parent	22.4	—	—	22.4

Balance at December 31, 2011	$514.5	$24.3	$2.3	$541.1

See Notes to combined financial statements.

The HHI Group

Notes to Combined Financial Statements

A. Nature of Activities and Basis of Presentation

Description of Business

On March 12, 2010, a wholly owned subsidiary of The Stanley Works was merged with and into the Black & Decker Corporation (“Black & Decker”), with the result that Black & Decker became a wholly owned subsidiary of The Stanley Works (the “Merger”). The combined company was thereafter renamed Stanley Black & Decker, Inc. (the “Parent”).

These financial statements combine the legacy Stanley National Hardware (“SNH”) operations with the legacy Black and Decker Hardware and Home Improvement (“HHI”) operations. The combined company, the HHI Group (hereinafter referred to as “the Company”), offers a broad range of door security hardware as well as residential products, including locksets and interior and exterior hardware. The Company’s brand names include Baldwin, Weiser, Kwikset, Stanley National Hardware, Fanal, Geo and Pfister. The Company is operated by a single management team.

Approximately half of the Company’s sales are in the retail channel, including 24% to The Home Depot and 21% to Lowes in 2011, and 22% to The Home Depot and 24% to Lowes in 2010. The remaining sales of the Company are in the non-retail or new construction channels. Further, approximately 87% of the Company’s revenues for fiscal years 2011 and 2010 are generated from the U.S. and Canada, with the remainder spread across Latin America and Asia.

Basis of Presentation

The results of operations and cash flows of HHI have been included in the Company’s combined financial statements from the time of the Merger on March 12, 2010 (see Note F, Merger). The combined financial statements include the accounts of the Company and its majority-owned subsidiaries which require consolidation, after the elimination of intercompany accounts and transactions. The Company’s fiscal year ends on the Saturday nearest to December 31. There were 52 weeks in the fiscal years 2011 and 2010.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from these estimates.

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Corporate Allocations

The Combined Balance Sheets include the assets and liabilities attributable to the Company’s operations. The Combined Statements of Operations includes certain allocated corporate expenses of the Parent attributable to the Company. These expenses include costs associated with legal, finance, treasury, accounting, human resources, employee benefits, insurance and stock-based compensation. Corporate costs are allocated on the basis of usage or another reasonable basis when usage is not identifiable. Management believes the assumptions and methodologies underlying the allocation of expenses are reasonable. Notwithstanding, the expenses allocated to the Company are not necessarily indicative of the actual level of expenses that would have been incurred if the Company had been an independent entity and had otherwise managed these functions. The following table summarizes the allocation of corporate expenses to specific captions within the Combined Statements of Operations.

	2011	2010
	(In Millions)
Cost of sales – trade	$5.0	$4.7
Selling, general and administrative	24.4	21.8

Total corporate allocations	$29.4	$26.5

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Related Party Transactions

Affiliate Sales and Expenses

Transactions the Company had with affiliated companies owned by the Parent have been included in the Combined Statements of Operations. These sales and related costs may not be indicative of sales pricing or volume in the event the Company is sold. The following table summarizes affiliate sales transactions:

Description	2011	2010
	(In Millions)
Affiliate sales	$32.1	$15.1
Affiliate cost of sales	30.1	13.8

Net gross margin on affiliate sales	2.0	1.3
Cost of sales – trade, mark-up on affiliate purchases	10.9	9.7
Net interest expense – affiliate	42.7	41.9
Other affiliate income	(1.0)	(1.0)

Net affiliate loss before provision for income taxes	$(50.6)	$(49.3)

The Company purchases certain products it sells from third party vendors through affiliate global purchasing agents of the Parent. The Combined Statements of Operations includes the affiliate mark-up arising from inventory purchase transactions between the Company and affiliates of the Parent. Mark-ups on affiliate purchases of $10.9 million and $9.7 million were included within cost of sales – trade in the Combined Statements of Operations for the fiscal years ended December 31, 2011 and January 1, 2011, respectively. The mark-up on affiliate purchase transactions is cash settled through the Parent’s centralized cash management program and reduces the net cash provided by operating activities in the Combined Statements of Cash Flows.

Other affiliate income represents royalty fees the Company charges to an affiliate of the Parent. The other affiliate income is assumed to be cash settled, as described below, and consequently reduces the net cash provided by operating activities in the Combined Statements of Cash Flows.

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Cash Management and Business Equity

The Parent utilizes a centralized approach to cash management and financing of operations in the U.S. As a result of the Company’s participation in the Parent’s central cash management program, all the Company’s U.S. cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent. Other transactions with the Parent and related affiliates include purchases and sales and miscellaneous other administrative expenses incurred by the Parent on behalf of the Company. The net amount of any receivable from or payable to the Parent and other affiliates, with the exception of affiliate debt and notes receivable, are reported as a component of business equity. There are no terms of settlement or interest charges associated with the intercompany account balances. Transactions with the Parent and other related affiliates outside of the Company are considered to be effectively settled for cash in the Combined Statements of Cash Flows at the time the transaction is recorded. However, certain expenses paid by the Parent on behalf of the Company have been treated as non-cash and reported within the change in accrued expenses and other liabilities in the Combined Statements of Cash Flows.

An analysis of the cash transactions solely with the Parent follows:

	2011	2010
	(In Millions)
Cash funding from Parent	$751.0	$755.4
Cash remitted to Parent	(749.7)	(651.5)
Taxes paid by Parent	0.8	13.9

The HHI Group

Notes to Combined Financial Statements (continued)

A. Nature of Activities and Basis of Presentation (continued)

Affiliate Debt

A summary of the Company’s affiliate debt arrangements at December 31, 2011 and January 1, 2011 and related party interest expense are shown below:

	Interest Rate	2011	2010
		(In Millions)
Affiliate notes payable due 2013	0.0% – 7.2%	$58.8	$77.8
Affiliate notes payable due 2015	10.8%	319.9	395.4
Affiliate notes payable on demand	2.0%	33.0	33.0

Total affiliate debt, including current maturities		411.7	506.2
Less: affiliate notes payable on demand classified as current		(33.0)	(33.0)
Less: principle payments due within 1 year for other notes payable		(105.0)	(99.3)

Long-term related party debt		$273.7	$373.9

Interest expense – affiliate, net		$42.7	$41.9

Affiliate Notes Receivable

The Company has a variety of notes receivable agreements with affiliates of the Parent. These loans bear interest at fixed rates ranging from 0.9% to 2.5% and have maturity dates ranging from 2013 through 2015. Affiliate notes receivable were $33.5 million and $21.6 million at December 31, 2011 and January 1, 2011, respectively.

B. Significant Accounting Policies

Foreign Currency

For foreign operations with functional currencies other than the U.S. dollar, asset and liability accounts are translated at current exchange rates; income and expenses are translated using weighted-average exchange rates. Translation adjustments are reported in a separate component of business equity and exchange gains and losses on transactions are included in earnings.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Cash Equivalents

Highly liquid investments with original maturities of three months or less are considered cash equivalents.

Accounts Receivable

Trade receivables are stated at gross invoice amount less discounts, other allowances and provision for uncollectible accounts.

Allowance for Doubtful Accounts

The Company estimates its allowance for doubtful accounts using two methods. First, a specific reserve is established for individual accounts where information indicates the customers may have an inability to meet financial obligations. Second, a reserve is determined for all customers based on a range of percentages applied to aging categories. These percentages are based on historical collection and write-off experience. Actual write-offs are charged against the allowance when collection efforts have been unsuccessful.

Inventories

Certain U.S. inventories are valued at the lower of Last-In First-Out (“LIFO”) cost or market because the Company believes it results in better matching of costs and revenues. Other inventories are valued at the lower of First-In, First-Out (“FIFO”) cost or market primarily because LIFO is not permitted for statutory reporting outside the U.S. See Note D, Inventories, for a quantification of the LIFO impact on inventory valuation.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Property, Plant and Equipment

The Company generally values property, plant and equipment, including capitalized software, at historical cost less accumulated depreciation and amortization. Costs related to maintenance and repairs which do not prolong the assets useful life are expensed as incurred. Depreciation and amortization are provided using straight-line methods over the estimated useful lives of the assets as follows:

Useful Life (Years)
Land improvements	10 – 20
Buildings	40
Machinery and equipment	3 – 15
Computer software	3 – 5

Leasehold improvements are depreciated over the shorter of the estimated useful life or the term of the lease.

The Company reports depreciation and amortization of property, plant and equipment in cost of sales and selling, general and administrative expenses (“SG&A”) based on the nature of the underlying assets. Depreciation and amortization related to the production of inventory and delivery of services are recorded in cost of sales. Depreciation and amortization related to distribution center activities, selling and support functions are reported in SG&A.

The Company assesses its long-lived assets for impairment when indicators that the carrying values may not be recoverable are present. In assessing long-lived assets for impairment, the Company groups its long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are generated (“asset group”) and estimates the undiscounted future cash flows that are directly associated with and expected to be generated from the use of and eventual disposition of the asset group. If the carrying value is greater than the undiscounted cash flows, an impairment loss must be determined and the asset group is written down to fair value. The impairment loss is quantified by comparing the carrying amount of the asset group to the estimated fair value, which is determined using weighted-average discounted cash flows that consider various possible outcomes for the disposition of the asset group.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Goodwill and Intangible Assets

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Intangible assets acquired are recorded at estimated fair value. Goodwill and intangible assets deemed to have indefinite lives are not amortized, but are tested for impairment annually during the third quarter, and at any time when events suggest an impairment more likely than not has occurred. To assess goodwill for impairment, the Company determines the fair value of its reporting units, which are primarily determined using management’s assumptions about future cash flows based on long-range strategic plans. This approach incorporates many assumptions including future growth rates, discount factors and tax rates. In the event the carrying value of a reporting unit exceeded its fair value, an impairment loss would be recognized to the extent the carrying amount of the reporting unit’s goodwill exceeded the implied fair value of the goodwill.

Indefinite-lived intangible asset carrying amounts are tested for impairment by comparing to current fair market value, usually determined by the estimated cost to lease the asset from third parties. Intangible assets with definite lives are amortized over their estimated useful lives generally using an accelerated method. Under this accelerated method, intangible assets are amortized reflecting the pattern over which the economic benefits of the intangible assets are consumed. Definite-lived intangible assets are also evaluated for impairment when impairment indicators are present. If the carrying value exceeds the total undiscounted future cash flows, a discounted cash flow analysis is performed to determine the fair value of the asset. If the carrying value of the asset were to exceed the fair value, it would be written down to fair value. No goodwill or other intangible asset impairments were recorded during 2011 or 2010.

Interest Expense

The Combined Statements of Operations included an allocation of $4.5 million of interest expense associated with the Parent Company’s junior subordinated debt issued by The Stanley Works on November 22, 2005. The outstanding junior subordinated debt was paid by the Parent in December 2010. The debt has not been reflected in the Combined Financial Statements as the Company did not assume the debt nor has the Company guaranteed or pledged its assets as collateral for the debt.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Financial Instruments

The Company participates in the Parent’s centralized hedging functions which are primarily designed to minimize exposure on foreign currency risk. These hedging instruments are recorded in the financial statements of the Parent and as such, the effects of such hedging instruments are not reflected in the Combined Statements of Operations or Combined Balance Sheets. In 2010, HHI employed derivative financial instruments to manage risks, specifically commodity prices, which were not used for trading or speculative purposes. The Company recognizes these derivative instruments in the Combined Balance Sheets at fair value. Changes in the fair value of derivatives are recognized periodically either in earnings or in business equity as a component of other comprehensive income, depending on whether the derivative financial instrument is undesignated or qualifies for hedge accounting, and if so, whether it represents a fair value, cash flow, or net investment hedge. Changes in the fair value of derivatives accounted for as fair value hedges are recorded in earnings in the same caption as the changes in the fair value of the hedged items. Gains and losses on derivatives designated as cash flow hedges, to the extent they are effective, are recorded in other comprehensive income, and subsequently reclassified to earnings to offset the impact of the hedged items when they occur. In the event it becomes probable the forecasted transaction to which a cash flow hedge relates will not occur, the derivative would be terminated and the amount in other comprehensive income would generally be recognized in earnings.

Stock Based Compensation

Certain employees of the Company have historically participated in the stock-based compensation plans of the Parent. The plans provide for discretionary grants of stock options, restricted stock units, and other stock-based awards. All awards granted under the plan consist of the Parent’s common shares. As such, all related equity account balances remained at the Parent, with only the allocated expense for the awards provided to Company employees, as well as an allocation of expenses related to the Parent’s corporate employees who participate in the plan, being recorded in the Combined Financial Statements.

Stock options are granted at the fair market value of the Parent’s stock on the date of grant and have a 10-year term. Compensation cost relating to stock-based compensation grants is recognized on a straight-line basis over the vesting period, which is generally four years.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Revenue Recognition

The Company’s revenues result from the sale of tangible products, where revenue is recognized when the earnings process is complete, collectability is reasonably assured, and the risks and rewards of ownership have transferred to the customer, which generally occurs upon shipment of the finished product, but sometimes is upon delivery to customer facilities.

Provisions for customer volume rebates, product returns, discounts and allowances are recorded as a reduction of revenue in the same period the related sales are recorded. Consideration given to customers for cooperative advertising is recognized as a reduction of revenue except to the extent that there is an identifiable benefit and evidence of the fair value of the advertising, in which case the expense is classified as SG&A. The Company sometimes conveys consideration to certain large customers in order to obtain retail store shelf space that enables future sales. The Company capitalizes the consideration paid and amortizes the amount as a reduction of revenue over the period of future sales benefit, not to exceed three years.

Cost of Sales and Selling, General and Administrative

Cost of sales includes the cost of products and services provided reflecting costs of manufacturing and preparing the product for sale. These costs include expenses to acquire and manufacture products to the point that they are allocable to be sold to customers. Cost of sales is primarily comprised of inbound freight, direct materials, direct labor as well as overhead which includes indirect labor, facility and equipment costs. Cost of sales also includes quality control, procurement and material receiving costs as well as internal transfer costs. SG&A costs include the cost of selling products as well as administrative function costs. These expenses generally represent the cost of selling and distributing the products once they are available for sale and primarily include salaries and commissions of the Company’s sales force, distribution costs, notably salaries and facility costs, as well as administrative expenses for certain support functions and related overhead.

Advertising Costs

Television advertising is expensed the first time the advertisement airs, whereas other advertising is expensed as incurred. Advertising costs are classified in SG&A and amounted to $15.8 million in 2011 and $15.6 million in 2010. Expense pertaining to cooperative advertising with customers reported as a reduction of net sales was $52.0 million in 2011 and $60.0 million in 2010.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

Sales Taxes

Sales and value added taxes collected from customers and remitted to governmental authorities are excluded from Net sales reported in the Combined Statements of Operations.

Shipping and Handling Costs

The Company generally does not bill customers for freight. Shipping and handling costs associated with inbound freight are reported in cost of sales. Shipping costs associated with outbound freight are reported as a reduction of net sales and amounted to $24.6 million and $23.5 million in 2011 and 2010, respectively. Distribution costs are classified as SG&A and amounted to $35.7 million and $32.4 million in 2011 and 2010.

Postretirement Defined Benefit Plan

For Company-sponsored plans, the Company uses the corridor approach to determine expense recognition for each defined benefit pension and other postretirement plan. The corridor approach defers actuarial gains and losses resulting from variances between actual and expected results (based on economic estimates or actuarial assumptions) and amortizes them over future periods. For pension plans, these unrecognized gains and losses are amortized when the net gains and losses exceed 10% of the greater of the market-related value of plan assets or the projected benefit obligation at the beginning of the year. For other postretirement benefits, amortization occurs when the net gains and losses exceed 10% of the accumulated postretirement benefit obligation at the beginning of the year. For ongoing, active plans, the amount in excess of the corridor is amortized on a straight-line basis over the average remaining service period for active plan participants. For plans with primarily inactive participants, the amount in excess of the corridor is amortized on a straight-line basis over the average remaining life expectancy of inactive plan participants.

Income Taxes

The Company’s operations are included in separate income tax returns filed with the appropriate taxing jurisdictions, except for U.S. federal and certain state and foreign jurisdictions in which the Company’s operations are included in the income tax returns of the Parent or an affiliate.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

The provision for income taxes is computed as if the Company filed on a combined stand-alone or separate tax return basis, as applicable. The provision for income taxes does not reflect the Company’s inclusion in the tax returns of the Parent or an affiliate. It also does not reflect certain actual tax efficiencies realized by the Parent in its combined tax returns that include the Company, due to legal structures it employs outside the Company. Certain income taxes of the Company are paid by the Parent or an affiliate on behalf of the Company. The payment of income taxes by the Parent or affiliate on behalf of the Company is recorded within Parent Company’s net investment and accumulated earnings on the Combined Balance Sheets.

Deferred income taxes and related tax expense have been recorded by applying the asset and liability approach to the Company as if it was a separate taxpayer. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the Combined Financial Statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax bases of the particular assets and liabilities, using enacted tax rates and laws in effect for the years in which the differences are expected to reverse. A valuation allowance is provided when the Company determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized.

The Company records uncertain tax positions in accordance with ASC 740 which requires a two step process, first management determines whether it is more likely than not that a tax position will be sustained based on the technical merits of the position and second, for those tax positions that meet the more likely than not threshold, management recognizes the largest amount of the tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related taxing authority. The Company maintains an accounting policy of recording interest and penalties on uncertain tax positions as a component of the income tax expense in the Combined Statements of Operations.

Subsequent Events

The Company has evaluated all subsequent events through May 21, 2012, the date the financial statements were available to be issued.

The HHI Group

Notes to Combined Financial Statements (continued)

B. Significant Accounting Policies (continued)

New Accounting Standards

In January of 2012, the Company adopted ASU 2011-05, “Comprehensive Income (Topic 220),” which revised the manner in which the Company presents comprehensive income in the financial statements. Adoption of this standard was applied retrospectively for all periods presented in the financial statements. The new guidance requires entities to report components of comprehensive income in either (1) continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU did not change the items that must be reported in other comprehensive income.

In September 2011, the FASB issued ASU 2011-08, “Intangibles – Goodwill and Other (Topic 350) – Testing Goodwill for Impairment (revised standard).” The revised standard is intended to reduce the costs and complexity of the annual goodwill impairment test by providing entities an option to perform a “qualitative” assessment to determine whether further impairment testing is necessary. This ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company will consider this new guidance as it conducts its annual goodwill impairment testing in 2012.

C. Accounts Receivable

	2011	2010
	(In Millions)
Gross accounts receivable	$110.2	$94.6
Allowance for doubtful accounts	(2.1)	(1.5)

Accounts receivable, net	$108.1	$93.1

Trade receivables are dispersed among a large number of retailers, distributors and industrial accounts in many countries. Adequate reserves have been established to cover anticipated credit losses.

The Company was part of the Parent’s accounts receivable sale program in fiscal 2010 and 2011. According to the terms of that program, the Parent is required to sell certain of its trade accounts receivables at fair value to a wholly owned, consolidated, bankruptcy-remote special purpose subsidiary (“BRS”). The BRS, in turn, must sell such receivables to a third-party financial institution (“Purchaser”) for cash and a deferred purchase price receivable. The Purchaser’s

The HHI Group

Notes to Combined Financial Statements (continued)

C. Accounts Receivable (continued)

maximum cash investment in the receivables at any time is $100.0 million. The purpose of the program is to provide liquidity to the Parent. These transfers are accounted for as sales under ASC 860 “Transfers and Servicing”. Receivables are derecognized from the Combined Balance Sheets when the BRS sells those receivables to the Purchaser. The Company has no retained interests in the transferred receivables, other than collection and administrative responsibilities and its right to the deferred purchase price receivable. At December 31, 2011 and January 1, 2011, the Parent, as well as the Company, did not record a servicing asset or liability related to its retained responsibility, based on its assessment of the servicing fee, market values for similar transactions and its cost of servicing the receivables sold.

At January 1, 2011, $2.6 million of net receivables were derecognized, with no amounts being derecognized at December 31, 2011, as the Company ended its participation in the program during the year. All cash flows under the program are reported as a component of changes in accounts receivable within operating activities in the Combined Statements of Cash Flows since all the cash from the Purchaser is either received upon the initial sale of the receivable; or from the ultimate collection of the underlying receivables and the underlying receivables are not subject to significant risks, other than credit risk, given their short-term nature.

D. Inventories

	2011	2010
	(In Millions)
Finished products	$130.2	$115.0
Work in process	13.5	10.6
Raw materials	27.5	32.5

Total	$171.2	$158.1

Net inventories in the amount of $78.0 million at December 31, 2011 and $74.8 million at January 1, 2011 were valued at the lower of LIFO cost or market. If the LIFO method had not been used, inventories would have been $14.6 million higher than reported at December 31, 2011 and $11.9 million higher than reported at January 1, 2011.

The HHI Group

Notes to Combined Financial Statements (continued)

E. Property, Plant and Equipment

	2011	2010
	(In Millions)
Land	$6.7	$5.9
Land improvements	6.2	6.0
Buildings	50.2	32.6
Leasehold improvements	11.3	11.6
Machinery and equipment	116.2	105.2
Computer software	14.4	12.1

Property, plant and equipment, gross	205.0	173.4

Less: accumulated depreciation and amortization	(94.3)	(66.1)

Property, plant and equipment, net	$110.7	$107.3

Depreciation and amortization expense associated with property, plant and equipment was $26.2 million and $28.9 million for the year ended December 31, 2011 and January 1, 2011, respectively.

F. Merger

As more fully described in Note A Basis of Presentation, the Merger occurred on March 12, 2010. The fair value of consideration transferred by the Parent for HHI acquired from Black & Decker was $798.5 million, inclusive of Black & Decker shares outstanding and employee related equity awards. The consideration transferred was treated as a capital contribution to the Company in the Combined Financial Statements and included as part of the net transfers to the Parent in the Statement of Changes in Business Equity. The transaction was accounted for using the acquisition method of accounting which requires, among other things, the assets acquired and liabilities assumed be recognized at their fair values as of the date of acquisition. The purchase price allocation for the acquired businesses was completed in 2010.

The HHI Group

Notes to Combined Financial Statements (continued)

F. Merger (continued)

HHI sells residential and commercial hardware, including door knobs and handles, locksets and faucets. The Merger complemented the Company’s existing hardware product offerings and further diversified the Company’s product lines. The following table summarizes the fair values of major assets acquired and liabilities of HHI assumed as part of the Merger:

(In Millions)
Cash and cash equivalents	$9.2
Accounts receivable, net	73.4
Inventories, net	142.3
Prepaid expenses and other current assets	11.0
Property, plant and equipment	82.2
Trade names	108.0
Customer relationships	43.0
Patents and technology	25.0
Other assets	0.3
Accounts payable	(33.4)
Accrued liabilities	(38.6)
Deferred tax liabilities	(75.6)
Other long term liabilities	(52.7)

Total identifiable net assets	294.1
Goodwill	504.4

Total consideration transferred by the Parent and contributed to the Company	$798.5

As of the merger date, the expected fair value of accounts receivable approximated the historical cost. The gross contractual receivable was $76.3 million, of which $2.9 million was not expected to be collectible. Inventory includes a $31.3 million fair value adjustment, which was expensed through cost of sales during 2010 as the corresponding inventory was sold.

The weighted-average useful lives assigned to the finite-lived intangible assets are trade names – 15 years; customer relationships – 12 years; and patents and technology – 10 years. Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and

The HHI Group

Notes to Combined Financial Statements (continued)

F. Merger (continued)

represents the expected cost synergies of the combined business, assembled workforce, and the going concern nature of HHI. It is estimated that $19.9 million of goodwill, relating to HHI’s pre-merger historical tax basis, will be deductible for tax purposes.

Actual and Pro-Forma Impact of the Merger

The Company’s Combined Statements of Operations for the fiscal year ending January 1, 2011 includes $662.8 million in net sales and $10.4 million in net income relating to HHI.

The following table presents supplemental pro-forma information as if the Merger had occurred on January 3, 2010. This pro-forma information includes merger related charges for the period. The pro-forma results are not necessarily indicative of what the Company’s combined net earnings would have been had the Company completed the Merger on January 3, 2010. In addition, the pro-forma results do not reflect the expected realization of any cost savings associated with the Merger.

2010
(In Millions)
Net sales	$1,063.2
Net earnings	1.4

The 2010 pro-forma results were calculated by combining the results of the HHI Group with the HHI business’s stand-alone results from January 3, 2010 through March 12, 2010. The following adjustments were made to account for certain costs which would have been incurred during this pre-Merger period.

•

Elimination of the historical pre-Merger intangible asset amortization expense and the addition of intangible asset amortization expense related to intangibles valued as part of the Merger that would have been incurred from January 3, 2010 to March 12, 2010.

•	Additional depreciation related to property, plant and equipment fair value adjustments that would have been expensed from January 3, 2010 to March 12, 2010.

•	The modifications above were adjusted for the applicable tax impact.

The HHI Group

Notes to Combined Financial Statements (continued)

G. Goodwill and Intangible Assets

Goodwill

The changes in the carrying amount of goodwill are as follows:

	2011	2010
	(In Millions)
Beginning balance	$583.3	$71.8
Addition from the merger	—	504.4
Foreign currency translation	(9.7)	7.1

Ending balance	$573.6	$583.3

Intangible Assets

Intangible assets at December 31, 2011 and January 1, 2011 were as follows:

	2011		2010
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(In Millions)
Amortized intangible assets – definite lives:
Patents and technology	$25.0	$(4.5)	$25.0	$(1.6)
Trade names	108.0	(15.4)	108.0	(6.7)
Customer relationships	65.1	(25.2)	65.6	(20.4)

Total	$198.1	$(45.1)	$198.6	$(28.7)

Total indefinite-lived trade names are $18.1 million at December 31, 2011 and $18.2 million at January 1, 2011, relating to the National Hardware tradename, with the change in value due to fluctuations in currency rates. Future amortization expense in each of the next five years amounts to $17.7 million for 2012, $17.8 million for 2013, $17.2 million for 2014, $15.9 million for 2015, $14.5 million for 2016 and $69.9 million thereafter.

The HHI Group

Notes to Combined Financial Statements (continued)

H. Accrued Expenses

Accrued expenses at December 31, 2011 and January 1, 2011 were as follows:

	2011	2010
	(In Millions)
Payroll and related taxes	$10.6	$11.4
Customer rebates and sales returns	11.7	7.3
Accrued restructuring costs	7.8	8.9
Accrued freight	4.1	3.7
Insurance and benefits	5.9	5.1
Accrued litigation	5.0	2.5
ESOP	4.5	0.8
Warranty costs	4.4	4.3
Other	10.5	1.3

Total	$64.5	$45.3

I. Fair Value Measurements and Commodity Contracts

Fair Value Measurements

ASC 820 defines, establishes a consistent framework for measuring, and expands disclosure requirements about fair value. ASC 820 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs and significant value drivers are observable.

Level 3 – Instruments that are valued using unobservable inputs.

The HHI Group

Notes to Combined Financial Statements (continued)

I. Fair Value Measurements and Commodity Contracts (continued)

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The assets and liabilities that are recorded at fair value on a recurring basis are derivative financial instruments, which are all considered Level 2 in the fair value hierarchy. The fair values of debt instruments are estimated using a discounted cash flow analysis using the Company’s marginal borrowing rates. The fair value of affiliate debt was $445.5 million and $559.1 million at December 31, 2011 and January 1, 2011, respectively.

Assets Recorded at Fair Value on a Nonrecurring Basis

The following table presents the fair value and hierarchy level used in determining the fair value of this asset group (in millions):

	Carrying Value January 1, 2011	Level 1	Level 2	Level 3	Impairment
Long-lived assets held and used	$20.8	$—	$—	$20.8	$(0.9)

As described in Note N, Restructuring and Asset Impairments, during 2010 the Company recorded a $0.9 million asset impairment relating to certain U.S. manufacturing operations with a net book value of $21.7 million. These fair value measurements were calculated using unobservable inputs, primarily using the income approach, specifically the discounted cash flow method, which are classified as Level 3 within the fair value hierarchy. The amount and timing of future cash flows within these analyses was based on our most recent operational budgets, long-range strategic plans and other estimates.

Commodity Contracts

In conjunction with the Merger, commodity contracts to purchase 7.4 million pounds of zinc and copper were assumed. These contracts were used to manage price risks related to material purchases used in the manufacturing process. The objective of the contracts was to reduce the variability of cash flows associated with the forecasted purchase of these commodities. During 2010 all assumed commodity contracts either matured or were terminated. No notional amounts

The HHI Group

Notes to Combined Financial Statements (continued)

I. Fair Value Measurements and Commodity Contracts (continued)

were outstanding as of December 31, 2011 or January 1, 2011. The income statement impacts related to commodity contracts not designated as hedging instruments were as follows (in millions):

	Income Statement Classification	2010 Loss Recorded in Income on Derivative
Commodity Contracts	Other, net	$1.3

J. Stock Based Compensation

Stock Options: For the year ended December 31, 2011, there were 28,000 options in the common stock of the Parent granted to employees of the Company with 204,074 options outstanding at year end. Stock option expense recognized for the year ended December 31, 2011 was $0.3 million. Expense was recognized based on the fair value of the option awards granted to participating employees of the Company. For the year ended January 1, 2011, there were 35,250 options granted to employees of the Company, 209,466 options outstanding at year end and stock option expense recognized of $0.2 million. As of December 31, 2011, unrecognized compensation expense amounted to $1.0 million.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan (“ESPP”) of the Parent enables eligible employees in the United States and Canada to subscribe at any time to purchase shares of common stock on a monthly basis at the lower of 85% of the fair market value of the shares on the grant date ($53.00 per share for fiscal year 2011 purchases) or 85% of the fair market value of the shares on the last business day of each month. ESPP compensation cost is recognized ratably over the one-year term based on actual employee stock purchases under the plan.

During 2011 and 2010, 12,092 shares and 5,538 shares were issued to employees of the Company at average prices of $50.85 and $37.53 per share, respectively. Total compensation expense recognized by the Company amounted to $0.3 million and $0.1 million for 2011 and 2010, respectively.

The HHI Group

Notes to Combined Financial Statements (continued)

J. Stock Based Compensation (continued)

Restricted Share Units: Compensation cost for restricted share units (“RSU”) granted to employees of the Company is recognized ratably over the vesting term, which varies but is generally 4 years. RSU grants totaled 9,336 shares and 12,753 shares in 2011 and 2010, respectively. The weighted-average grant date fair value of the RSU’s granted in 2011 and 2010 were $61.79 and $59.99, respectively. Total compensation expense recognized for RSU’s amounted to $0.2 million and $0.1 million for 2011 and 2010, respectively. As of December 31, 2011 unrecognized compensation cost amounted to $1.0 million.

Long-Term Performance Awards: The Parent has granted Long Term Performance Awards (“LTIPs”) under its 1997, 2001 and 2009 Long Term Incentive Plans to senior management employees of the Company for achieving Parent performance measures. Awards are payable in shares of the Parent common stock, which may be restricted if the employee has not achieved certain stock ownership levels, and generally no award is made if the employee terminates employment prior to the payout date.

Working capital incentive plan: In 2010, the Parent initiated a bonus program under its 2009 Long Term Incentive Plan that provides executives the opportunity to receive stock in the event certain working capital turn objectives are achieved by June 2013 and are sustained for a period of at least six months. The ultimate issuances of shares, if any, will be determined based on achievement of objectives during the performance period. A single employee of the Company was issued 2,742 shares under this plan in 2010.

Other Long-Term Performance Awards: A potential maximum of 5,484 LTIP grants were made in 2010 and a potential maximum of 3,851 LTIP grants were made in 2011 to an employee of the Company. Each grant has separate annual performance goals for each year within the respective three year performance period associated with each award. Parent earnings per share and return on capital employed represent 75% of the share payout of each grant, with the remaining 25% a market-based element, measuring the Parent’s common stock return relative to peers over the performance period. The ultimate delivery of shares will occur in 2013 and 2014 for the 2010 and 2011 grants, respectively. Total payouts are based on actual performance in relation to these goals. Total compensation expense recognized for LTIP awards amounted to $0.1 million in both 2011 and 2010.

The HHI Group

Notes to Combined Financial Statements (continued)

K. Accumulated Other Comprehensive Income

Accumulated other comprehensive income at the end of each fiscal year was as follows:

	2011	2010
	(In Millions)
Currency translation adjustment	$36.3	$49.5
Pension loss, net of tax	(12.0)	(9.9)

Accumulated other comprehensive income	$24.3	$39.6

L. Employee Benefit Plans

Employee Stock Ownership Plan (“ESOP”)

Most of the Company’s U.S. employees, including Black & Decker employees beginning on January 1, 2011, are allowed to participate in a tax-deferred 401(k) savings plan administered and sponsored by the Parent. Eligible employees may contribute from 1% to 25% of their eligible compensation to a tax-deferred 401(k) savings plan, subject to restrictions under tax laws. Employees generally direct the investment of their own contributions into various investment funds. In 2011 and 2010, an employer match benefit was provided under the plan equal to one-half of each employee’s tax-deferred contribution up to the first 7% of their compensation. Participants direct the entire employer match benefit such that no participant is required to hold the Parent’s common stock in their 401(k) account. The Company’s employer match benefit totaled $2.1 million and $0.3 million in 2011 and 2010, respectively. The increase is attributable to the HHI integration into the ESOP in 2011.

In addition, approximately 1,500 of the Company’s U.S. salaried and non-union hourly employees are eligible to receive a non-contributory benefit under the Core benefit plan. Core benefit allocations range from 2% to 6% of eligible employee compensation based on age. Approximately 1,157 U.S. employees also receive a Core transition benefit, allocations of which range from 1% – 3% of eligible compensation based on age and date of hire. Approximately 207 U.S. employees are eligible to receive an additional average 1.3% contribution actuarially designed to replace previously curtailed pension benefits. The Company’s allocations for benefits earned under the Core plan were $4.5 million in 2011 and $0.8 million in 2010. Assets held in participant Core accounts are invested in target date retirement funds which have an age-based allocation of investments. The increase is attributable to the HHI integration into the Core plan in 2011.

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

The Parent accounts for the ESOP under ASC 718-40, “Compensation – Stock Compensation – Employee Stock Ownership Plans”. Net ESOP activity recognized is comprised of the cost basis of shares released, the cost of the aforementioned Core and 401(k) match defined contribution benefits, less the fair value of shares released and dividends on unallocated ESOP shares. The Company’s net ESOP activity resulted in expense of $3.7 million and $1.1 million in 2011 and 2010, respectively. The 401(k) employer match and Core benefit elements of net ESOP expense represent the actual benefits earned by the Company’s participants in each year, while the cost basis of shares released, the fair value of shares released and the dividends on unallocated shares elements are based on the proportion of the Company’s actual earned benefits in relation to the Parent’s ESOP total earned benefits. The increase in net ESOP expense in 2011 is related to the merger of a portion of the U.S. Black & Decker 401(k) defined contribution plan into the ESOP and extending the Core benefit to these employees. ESOP expense is affected by the market value of the Parent’s common stock on the monthly dates when shares are released. The market value of shares released averaged $68.12 per share in 2011 and $58.56 per share in 2010.

Parent Sponsored Pension Plans

The Company participates in certain U.S. and Canadian plans sponsored solely by the Parent. All participants in the plans are employees or former employees of the Parent, either directly or through its subsidiaries. The primary U.S. plan was curtailed in 2010 and the other plans are generally also curtailed with no additional service benefits to be earned by participants. The Company’s expense associated with the parent sponsored plans was $3.2 million and $5.0 million for 2011 and 2010, respectively.

Defined Contribution Plans

In addition to the ESOP, various other defined contribution plans are sponsored worldwide, including a tax-deferred 401(k) savings plan covering substantially all Black & Decker U.S. employees. The expense for such defined contribution plans, aside from the earlier discussed ESOP, was $1.5 million and $2.4 million for 2011 and 2010, respectively. The decrease in other defined contribution plan expense in 2011 relative to 2010 pertains to the merger of the Black & Decker U.S. defined contribution plan into the ESOP.

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

Defined Benefit Plans

Pension and other benefit plans – The Company sponsors pension plans covering 284 domestic employees and 3,970 foreign employees (primarily in Mexico). Benefits are generally based on salary and years of service, except for U.S. collective bargaining employees whose benefits are based on a stated amount for each year of service.

The components of net periodic pension expense are as follows:

	U.S. Plan		Non-U.S. Plans
	2011	2010	2011	2010
	(In Millions)
Service cost	$0.2	$0.3	$0.7	$0.4
Interest cost	3.4	3.5	0.5	0.4
Expected return on plan assets	(3.4)	(3.7)	—	—
Amortization of actuarial loss	0.3	0.7	0.1	—

Net periodic pension expense	$0.5	$0.8	$1.3	$0.8

The Company provides medical and dental fixed subsidy benefits for certain retired employees in the United States. Approximately 27 participants are covered under this plan. Net periodic post-retirement benefit expense was comprised of the following elements:

	Other Benefit Plan
	2011	2010
	(In Millions)
Interest cost	$0.2	$0.2
Prior service credit amortization	(0.2)	(0.1)

Net periodic post-retirement benefit (income) expense	$—	$0.1

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

Changes in plan assets and benefit obligations recognized in other comprehensive income in 2011 are as follows:

2011
(In Millions)
Current year actuarial loss	$3.1
Amortization of actuarial loss	(0.2)
Currency	(0.1)

Total loss recognized in other comprehensive income (pre-tax)	$2.8

The amounts in accumulated other comprehensive loss expected to be recognized as components of net periodic benefit costs during 2012 total $0.4 million, representing the amortization of actuarial losses.

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

The changes in the pension and other post-retirement benefit obligations, fair value of plan assets, as well as amounts recognized in the Combined Balance Sheets, are shown below (in millions):

	U.S. Plan		Non-U.S. Plans		Other Benefits
	2011	2010	2011	2010	2011	2010
Change in benefit obligation
Benefit obligation at end of prior year	$67.3	$63.3	$7.2	$1.3	$4.4	$4.7
Service cost	0.2	0.3	0.7	0.4	—	—
Interest cost	3.4	3.5	0.5	0.4	0.2	0.2
Settlements/curtailments	—	—	(0.1)	—	—	—
Actuarial (gain) loss	6.8	3.9	(1.4)	1.6	(0.7)	—
Foreign currency exchange rates	—	—	(0.7)	0.2	—	—
Acquisitions, divestitures and other	(0.2)	—	—	3.7	—	—
Benefits paid	(3.5)	(3.7)	(0.5)	(0.4)	(0.4)	(0.5)

Benefit obligation at end of year	$74.0	$67.3	$5.7	$7.2	$3.5	$4.4

Change in plan assets
Fair value of plan assets at end of prior year	$53.3	$50.8	$—	$—	$—	$—
Actual return on plan assets	5.1	6.2	—	—	—	—
Employer contributions	0.5	—	0.5	0.4	0.4	0.5
Acquisitions, divestitures and other	(0.2)	—	—	—	—	—
Benefits paid	(3.5)	(3.7)	(0.5)	(0.4)	(0.4)	(0.5)

Fair value of plan assets at end of plan year	55.2	53.3	—	—	—	—

Funded status – assets less the benefit obligation	(18.8)	(14.0)	(5.7)	(7.2)	(3.5)	(4.4)
Unrecognized net actuarial loss (gain)	20.2	15.4	0.2	1.8	(2.2)	(1.7)

Net amount recognized	$1.4	$1.4	$(5.5)	$(5.4)	$(5.7)	$(6.1)

Amounts recognized in the Combined Balance Sheets
Current benefit liability	$—	$—	$(0.2)	$(0.2)	$(0.5)	$(0.6)
Non-current benefit liability	(18.8)	(14.0)	(5.5)	(7.0)	(3.0)	(3.8)

Net liability recognized	$(18.8)	$(14.0)	$(5.7)	$(7.2)	$(3.5)	$(4.4)
Accumulated other comprehensive loss (gain) (pre-tax):
Actuarial loss (gain)	$20.2	$15.4	$0.2	$1.8	$(2.2)	$(1.7)

Net amount recognized	$1.4	$1.4	$(5.5)	$(5.4)	(5.7)	$(6.1)

The increase in the U.S. projected benefit obligation from actuarial losses in 2011 primarily pertains to the 75 basis point decline in the discount rate.

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

The accumulated benefit obligation for all defined benefit pension plans was $77.2 million at December 31, 2011 and $71.1 million at January 1, 2011. Information regarding pension plans in which the accumulated benefit obligations exceed plan assets and pension plans in which projected benefit obligations (inclusive of anticipated future compensation increases) exceed plan assets follows:

	U.S. Plan		Non-U.S. Plans
	2011	2010	2011	2010
	(In Millions)
Projected benefit obligation	$74.0	$67.3	$5.7	$7.2
Accumulated benefit obligation	$74.0	$67.3	$3.2	$3.8
Fair value of plan assets	$55.2	$53.3	$—	$—

The major assumptions used in valuing pension and post-retirement plan obligations and net costs were as follows:

	Pension Benefits				Other Benefits
	U.S. Plans		Non-U.S. Plans		U.S. Plan
	2011	2010	2011	2010	2011	2010
Weighted-average assumptions used to determine benefit obligations at year end
Discount rate	4.50%	5.25%	8.75%	7.25%	4.00%	5.00%
Rate of compensation increase	—%	—%	4.75%	4.75%	—%	—%
Weighted-average assumptions used to determine net periodic benefit cost
Discount rate	5.25%	5.75%	7.25%	9.00%	5.00%	5.50%
Rate of compensation increase	—%	—%	4.75%	4.75%	—%	—%
Expected return on plan assets	6.75%	7.50%	—%	—%	—%	—%

The expected rate of return on plan assets is determined considering the returns projected for the various asset classes and the relative weighting for each asset class considering the target asset allocations. In addition the Company considers historical performance, the recommendations from outside actuaries and other data in developing the return assumption. The Company expects to use a weighted-average rate of return assumption of 6.5% for the U.S. plan, in the determination of fiscal 2012 net periodic benefit expense.

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

Pension Plan Assets

Plan assets are invested in equity securities, government and corporate bonds and other fixed income securities, and money market instruments. The Company’s worldwide asset allocations at December 31, 2011 and January 1, 2011 by asset category and the level of the valuation inputs within the fair value hierarchy established by ASC 820 are as follows (in millions):

	2011	Level 1	Level 2
Asset Category
Cash and cash equivalents	$0.6	$0.2	$0.4
Equity securities
U.S. equity securities	16.3	2.8	13.5
Foreign equity securities	9.0	9.0	—
Fixed income securities
Government securities	15.3	14.4	0.9
Corporate securities	13.7	—	13.7
Other	0.3	—	0.3

Total	$55.2	$26.4	$28.8

	2010	Level 1	Level 2
Asset Category
Cash and cash equivalents	$12.8	$5.4	$7.4
Equity securities
U.S. equity securities	21.9	3.7	18.2
Foreign equity securities	11.2	11.2	—
Fixed income securities
Government securities	3.2	3.0	0.2
Corporate securities	1.6	—	1.6
Other	2.6	—	2.6

Total	$53.3	$23.3	$30.0

The HHI Group

Notes to Combined Financial Statements (continued)

L. Employee Benefit Plans (continued)

U.S. and foreign equity securities primarily consist of companies with large market capitalizations and to a lesser extent mid and small capitalization securities. Government securities primarily consist of U.S. Treasury securities and foreign government securities with de minimus default risk. Corporate fixed income securities include publicly traded U.S. and foreign investment grade and to a small extent high yield securities. Other investments include U.S. mortgage backed securities. The level 2 investments are primarily comprised of institutional mutual funds that are not publicly traded; the investments held in these mutual funds are generally level 1 publicly traded securities.

The Company’s investment strategy for pension plan assets includes diversification to minimize interest and market risks. Plan assets are rebalanced periodically to maintain target asset allocations. Currently, the Company’s target allocations include 50% in equity securities and 50% in fixed income securities. Maturities of investments are not necessarily related to the timing of expected future benefit payments, but adequate liquidity to make immediate and medium term benefit payments is ensured.

Contributions

The Company’s funding policy for its defined benefit plans is to contribute amounts determined annually on an actuarial basis to provide for current and future benefits in accordance with federal law and other regulations. The Company expects to contribute approximately $3.2 million to its pension and other post-retirement benefit plans in 2012.

Expected Future Benefit Payments

Benefit payments, inclusive of amounts attributable to estimated future employee service, are expected to be paid as follows over the next 10 years:

	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Years 6-10
	(In Millions)
Future payments	$44.7	$4.2	$4.2	$4.2	$4.2	$4.2	$23.7

These benefit payments will be funded through a combination of existing plan assets and amounts to be contributed in the future by the Company.

The HHI Group

Notes to Combined Financial Statements (continued)

M. Other Costs and Expenses

Other-net is primarily comprised of intangible asset amortization expense (See Note G Goodwill and Intangible Assets for further discussion), currency related gains or losses, and environmental expense. Research and development costs, which are classified in SG&A, were $7.9 million and $6.9 million for fiscal years 2011 and 2010, respectively.

N. Restructuring and Asset Impairments

A summary of the restructuring reserve activity from January 1, 2011 to December 31, 2011 is as follows (in millions):

	January 1, 2011	Additions	Usage	December 31, 2011
2011 Actions
Severance and related costs	$—	$2.8	$(0.4)	$2.4
Pre-2011 Actions
Severance and related costs	8.9	0.4	(3.9)	5.4

Total	$8.9	$3.2	$(4.3)	$7.8

2011 Actions: During 2011, the Company recognized $2.8 million of severance charges associated with the Merger and other cost actions initiated in the current year. The charges relate to the reduction of approximately 100 employees.

Pre-2011 Actions: For the year ended January 1, 2011 the Company initiated restructuring activities associated with the Merger, largely related to employee related actions. As of January 1, 2011, the reserve balance related to these pre-2011 actions totaled $8.9 million. Utilization of the reserve balance related to pre-2011 actions was $3.9 million in 2011. The vast majority of the remaining reserve balance of $5.4 million is expected to be utilized in 2012.

The HHI Group

Notes to Combined Financial Statements (continued)

N. Restructuring and Asset Impairments (continued)

A summary of the restructuring reserve activity from January 3, 2010 to January 1, 2011 is as follows (in millions):

	January 3, 2010	Additions	Usage	January 1, 2011
2010 Actions
Severance and related costs	$—	$11.0	$(2.1)	$8.9
Asset Impairment (facility closure)	—	0.9	(0.9)	—

Severance and related costs	—	11.9	(3.0)	8.9
Pre-2010 Actions
Severance and related costs	0.2	—	(0.2)	—

Total	$0.2	$11.9	$(3.2)	$8.9

2010 Actions: During 2010, the Company recognized $11.0 million of severance charges associated with the Merger primarily relating to the shut-down of certain U.S. manufacturing facilities and distribution centers. The charges relate to the reduction of approximately 550 employees. Additionally the Company recorded a $0.9 million asset impairment on the related facilities.

O. Business Segments and Geographic Areas

Business Segments

The Company operates as one reportable segment, inclusive of its plumbing-related products, lock and hardware products which have been aggregated consistent with the criteria in ASC 280. The Company’s operations are principally managed on a products and services basis. In accordance with ASC 280, Segment Reporting, the Company reports segment information based upon the management approach. The management approach designates the internal reporting used by the chief operating decision maker, or the CODM for making decisions about resource allocations to segments and assessing performance. The CODM allocates resources to and assesses the performance of the operating segment using information based on earnings before interest, taxes, depreciation, and amortization.

The HHI Group

Notes to Combined Financial Statements (continued)

O. Business Segments and Geographic Areas (continued)

Geographic Areas

Geographic net sales and long-lived assets are attributed to the geographic regions based on the geographic location of each Company subsidiary.

	2011	2010
	(In Millions)
Net sales
United States	$743.1	$657.7
Canada	105.3	107.7
Other Americas	91.4	71.2
Asia	35.2	27.6

Combined	$975.0	$864.2

Property, plant and equipment
United States	$102.6	$98.5
Canada	4.4	4.7
Other Americas	3.5	3.8
Asia	0.2	0.3

Combined	$110.7	$107.3

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2011 and January 1, 2011 were as follows:

	2011	2010
	(In Millions)
Deferred tax liabilities:
Amortization of intangibles	$61.6	$66.4
Depreciation	3.7	—
Other	2.3	2.7

Total deferred tax liabilities	$67.6	$69.1

Deferred tax assets:
Accruals	$22.9	$20.2
Employee benefit plans	9.6	9.6
Inventories	7.3	11.2
Operating loss and tax credit carry forwards	12.2	12.0
Restructuring charges	2.9	3.0
Allowance for doubtful accounts	1.2	1.8
Depreciation	—	0.6
Other	3.1	2.8

Total deferred tax assets	$59.2	$61.2

Net deferred tax liabilities before valuation allowance	$8.4	$7.9
Valuation allowance	12.2	11.9

Net deferred tax liabilities after valuation allowance	$20.6	$19.8

Net operating loss carry forwards of $16.8 million and $16.1 million respectively, at December 31, 2011 and January 1, 2011, are available to reduce future tax obligations of certain U.S. state and foreign companies. The net operating loss carry forwards have various expiration dates beginning in 2012 with certain jurisdictions having indefinite carry forward periods.

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

A valuation allowance is recorded on certain deferred tax assets if it has been determined it is more likely than not that all or a portion of these assets will not be realized. The Company has recorded a valuation allowance of $12.2 million and $11.9 million for deferred tax assets existing as of December 31, 2011 and January 1, 2011, respectively. During 2011, the valuation allowance, which is primarily attributable to state net operating loss carry forwards, increased by $0.3 million.

The classification of deferred taxes as of December 31, 2011 and January 1, 2011 were as follows (in millions):

	2011		2010
	Deferred Tax Asset	Deferred Tax Liability	Deferred Tax Asset	Deferred Tax Liability
Current	$22.4	$(0.7)	$23.0	$(0.3)
Non-current	3.4	(45.7)	3.0	(45.5)

Total	$25.8	$(46.4)	$26.0	$(45.8)

Income tax expense (benefit) as of December 31, 2011 and January 1, 2011 consisted of the following:

	2011	2010
	(In Millions)
Current:
Federal	$(1.2)	$12.2
Foreign	18.0	8.6
State	1.7	1.0

Total current	18.5	21.8
Deferred:
Federal	(3.1)	(22.7)
Foreign	(3.2)	0.8
State	0.1	(0.6)

Total deferred	(6.2)	(22.5)

Provision (benefit) for income taxes	$12.3	$(0.7)

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

In general, there were no income taxes paid directly to any taxing authority by the Company for fiscal years 2011 and 2010. Any liability owed by the Company due to taxable income generated is settled through intercompany transfers with the Parent. Had the company paid its own tax liabilities during tax years December 31, 2011 and January 1, 2011, the net payments would have been approximately $20.2 million and $22.1 million, respectively.

The reconciliation of federal income tax at the statutory federal rate to income tax at the effective rate is as follows:

	2011	2010
	(In Millions)
Tax at statutory rate	$17.1	$(1.3)
State income taxes, net of federal benefits	0.3	0.3
Difference between foreign and federal income tax	(4.7)	(2.1)
NOL and valuation allowance items	0.9	(0.2)
Transfer price adjustments	(1.0)	2.1
Other-net	(0.3)	0.5

Income taxes	$12.3	$(0.7)

The components of earnings (loss) before provision for income taxes consisted of the following:

	2011	2010
	(In Millions)
United States	$(9.5)	$(37.3)
Foreign	58.2	33.5

Earnings (loss) before income taxes	$48.7	$(3.8)

Any undistributed foreign earnings of the Company at December 31, 2011, are considered to be invested indefinitely or will be remitted substantially free of additional U.S. tax. Accordingly, no provision has been made for taxes that might be payable upon remittance of such earnings, nor is it practicable to determine the amount of such liability.

The HHI Group

Notes to Combined Financial Statements (continued)

P. Income Taxes (continued)

The gross unrecognized tax benefit at December 31, 2011 is zero due to the settlement of a U.S. tax audit during fiscal year 2011. The liability for potential penalties and interest related to unrecognized tax benefits was increased $0.1 million for the tax year ended January 1, 2011, with no change during the tax year ended December 31, 2011. The liability for potential penalties and interest totaled $0.5 million January 1, 2011. There were no penalties or interest outstanding at the end of the 2011 tax year. The Company classifies all tax-related interest and penalties in the provision for income taxes.

The Company considers many factors when evaluating and estimating its tax positions and the impact on income tax expense, which may require periodic adjustments and which may not accurately anticipate actual outcomes. As of December 31, 2011 the company no longer requires a liability for unrecognized tax benefits.

The Company is subject to the examination of its income tax returns by the Internal Revenue Service (IRS) and other tax authorities in conjunction with the IRS audit of the Parent. The tax years under examination vary by jurisdiction. The Company is included in the IRS examination of the Parent for tax years 2008 and 2009. The Company also files many state and foreign income tax returns in jurisdictions with varying statutes of limitations. Tax years 2008 and forward generally remain subject to examination by most state tax authorities. In foreign jurisdictions, tax years 2007 and forward generally remain subject to examination.

Q. Commitments and Guarantees

Commitments

The Company has non-cancelable operating lease agreements, principally related to facilities, vehicles, machinery and equipment. Rental expense for operating leases was $12.8 million in 2011, and $14.2 million in 2010.

The following is a summary of the Company’s future commitments which span more than one future fiscal year:

	Total	2012	2013	2014	2015	2016	Thereafter
	(In Millions)
Operating lease obligations	$46.3	$8.8	$5.6	$5.2	$4.6	$3.4	$18.7

The HHI Group

Notes to Combined Financial Statements (continued)

Q. Commitments and Guarantees (continued)

Guarantees

The Company issued a standby letter of credit for $0.3 million to guarantee future payments which may be required under an insurance program.

The Company provides product and service warranties. The types of warranties offered generally range from one year to limited lifetime, while certain products carry no warranty. Further, the Company sometimes incurs discretionary costs to service its products in connection with product performance issues. Historical warranty and service claim experience forms the basis for warranty obligations recognized. Adjustments are recorded to the warranty liability as new information becomes available.

Following is a summary of the warranty activity for the years ended December 31, 2011, and January 1, 2011:

	2011	2010
	(In Millions)
Beginning balance	$4.3	$0.2
Warranties issued	8.1	2.8
Liability assumed in the merger	—	3.7
Warranty payments	(8.0)	(2.4)

Ending balance	$4.4	$4.3

R. Contingencies

The Company is involved in various legal proceedings relating to environmental issues, employment, product liability, workers’ compensation claims and other matters. The Company periodically reviews the status of these proceedings with both inside and outside counsel, as well as an actuary for risk insurance. Management believes that the ultimate disposition of these matters will not have a material adverse effect on operations or financial condition taken as a whole.

The HHI Group

Notes to Combined Financial Statements (continued)

R. Contingencies (continued)

The amount recorded for identified contingent liabilities is based on estimates. Amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal information that becomes available. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating certain exposures. Subject to the imprecision in estimating future contingent liability costs, the Company does not expect that any sum it may have to pay in connection with these matters in excess of the amounts recorded will have a materially adverse effect on its financial position, results of operations or liquidity.

In connection with the Merger, the Company assumed certain commitments and contingent liabilities. HHI is a party to litigation and administrative proceedings with respect to claims involving the discharge of hazardous substances into the environment. Some of these assert claims for damages and liability for remedial investigations and clean-up costs with respect to sites that have never been owned or operated by HHI but at which HHI has been identified as a potentially responsible party. Other matters involve current and former manufacturing facilities.

In the event that no amount in the range of probable loss is considered most likely, the minimum loss in the range is accrued. In the normal course of business, the Company is involved in various lawsuits and claims. In addition, the Company is a party to a number of proceedings before federal and state regulatory agencies relating to environmental remediation. Also, the Company, along with many other companies, has been named as a PRP in a number of administrative proceedings for the remediation of various waste sites, including 3 active Superfund sites. Current laws potentially impose joint and several liabilities upon each PRP. In assessing its potential liability at these sites, the Company has considered the following: whether responsibility is being disputed, the terms of existing agreements, experience at similar sites, and the Company’s volumetric contribution at these sites.

The Company’s policy is to accrue environmental investigatory and remediation costs for identified sites when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The amount of liability recorded is based on an evaluation of currently available facts with respect to each individual site and includes such factors as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. The liabilities recorded do not take into account any claims for recoveries from insurance or third parties. As assessments and remediation progress at individual sites, the amounts recorded are reviewed periodically and adjusted to reflect additional technical and legal

The HHI Group

Notes to Combined Financial Statements (continued)

R. Contingencies (continued)

information that becomes available. As of December 31, 2011 and January 1, 2011, the Company had reserves of $26.7 million and $25.3 million, respectively, for remediation activities associated with Company-owned properties, as well as for Superfund sites, for losses that are probable and estimable. Of the 2011 amount, $1.6 million is classified as current and $25.1 million as long-term which is expected to be paid over the estimated remediation period. The range of environmental remediation costs that is reasonably possible is $19.0 million to $44.0 million which is subject to change in the near term. The Company may be liable for environmental remediation of sites it no longer owns. Liabilities have been recorded on those sites in accordance with policy.

The environmental liability for certain sites that have cash payments beyond the current year that are fixed or reliably determinable have been discounted using a rate of 2.1% to 3.8%, depending on the expected timing of disbursements. The discounted and undiscounted amount of the liability relative to these sites is $7.7 million and $16.0 million, respectively. The payments relative to these sites are expected to be $0.8 million in 2012, $0.7 million in 2013, $0.7 million in 2014, $0.8 million in 2015, $0.4 million in 2016 and $12.6 million thereafter.